UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule
14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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MicroStrategy Incorporated
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)
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LETTER FROM OUR EXECUTIVE CHAIRMAN April 28, 2025

Dear Fellow Stockholder:

On behalf of the Board of Directors and our entire company, I invite you to attend Strategy’s Annual Meeting of Stockholders on Thursday, June 12, 2025, at 10:00 a.m., Eastern Daylight Time. This meeting will be held exclusively via live webcast at www.virtualshareholdermeeting.com/MSTR2025. This means there will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person.

2024 marked a historic year in our transformation from MicroStrategy to Strategy, reflecting our evolution into the world’s first and largest Bitcoin Treasury Company. Our strategic vision and actions have placed our company at the forefront of a financial revolution, driving shareholder value through bold capital markets innovation and deep conviction in bitcoin as digital capital. Since adopting our bitcoin strategy in August 2020, our stock price has increased by 2,232%, far exceeding the performance of bitcoin itself and major indices like the S&P 500 and Nasdaq.

At the core of our strategy lies the belief that bitcoin represents the most powerful technological advancement in modern finance and economics. Its immutable scarcity and ability to transfer value securely across space and time make it a superior store of value in an increasingly inflationary world. As adoption of bitcoin continues to grow, we expect nation states, institutions, corporations, and individuals alike to embrace bitcoin as a long-term treasury reserve asset and a fundamental component of the global economic infrastructure.

In 2024 and 2025, we further solidified our identity as a Bitcoin Treasury Company by launching innovative securities like Strike (STRK) and Strife (STRF), which have enabled us to access a new class of investors seeking bitcoin exposure with reduced volatility and fixed income dividends. Our capital markets strategy relies on creativity, AI-driven innovation, discipline, real-time transparency, and a relationship with and respect for all Strategy asset holders as well as the Bitcoin community.

Our software business remains the operational backbone of Strategy, with strong growth in cloud subscription services and AI-powered analytics. This dual mission of generating cash flows and fueling our broader technology vision is supported by our talented team and strategic investments in AI.

We are well positioned for another breakout year in 2025, committed to our bitcoin strategy and pioneering a new corporate finance strategy leveraging digital capital, and we would not be where we are today without the conviction and bold leadership of our board of directors, and the efficient and effective execution of our strategy by our senior management team. We believe we have built a strong foundation for continued success, and we thank our shareholders for their continued support throughout this journey.

The accompanying Notice of Annual Meeting and Proxy Statement contain information about the proposals that will be presented at the Annual Meeting and on which you are asked to vote. Whether or not you plan to attend the meeting online, it is important that your shares be represented and voted at the meeting. I encourage you to read the materials carefully and vote promptly. We thank you for your ongoing confidence in Strategy, and we look forward to your participation at the Annual Meeting.

Very truly yours,

Michael J. Saylor

Chairman of the Board & Executive Chairman

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

Date:	Thursday, June 12, 2025

Time:	10:00 a.m., Eastern Daylight Time (“EDT”)

Place:	Exclusively via live webcast at www.virtualshareholdermeeting.com/MSTR2025

Record Date:	April 22, 2025. Only stockholders of record at the close of business on the record date are entitled to receive notice of, and to attend and vote at, the Annual Meeting.

A list of registered stockholders as of the close of business on the record date will be available for examination by any stockholder for any purpose germane to the Annual Meeting for a period of at least 10 days prior to the Annual Meeting. The stockholder list will also be available to stockholders of record for examination during the Annual Meeting at www.virtualshareholdermeeting.com/MSTR2025. To inspect the stockholder list before the Annual Meeting, stockholders can email our Investor Relations department at ir@strategy.com. You will need the 16-digit control number included on your Notice of Annual Meeting of Stockholders, proxy card, or the instructions that accompanied your proxy materials.

Proxy Voting:

Your vote is important. Please vote your shares as soon as possible over the telephone, on the Internet, or by mail by completing, signing, dating, and returning your proxy card or voting instruction form. Submitting your proxy now will not prevent you from voting your shares during the Annual Meeting, as your proxy is revocable at your option. We are requesting your vote as to the matters of business set forth below.

Matters of Business:

1.	elect eight (8) directors for the next year;

2.	ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025; and

3.	transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors,

W. Ming Shao

Executive Vice President, General Counsel and Secretary

Tysons Corner, Virginia

April 28, 2025

STRATEGY | 2025 Proxy Statement	i

Grants of Plan-based Awards for 2024	36

Outstanding Equity Awards at 2024 Fiscal Year-end	38

Option Exercises and Stock Vested in 2024	39

Potential Payments Upon Termination or Change in Control	39
Director Compensation	41
Equity Compensation Plan Information	43
Pay Versus Performance	44
CEO Pay Ratio	48
AUDIT COMMITTEE REPORT	49
PROPOSAL 2—RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025	50
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES	51

Fees and Services	51

Audit Committee Pre-approval Policies and Procedures	51
OTHER MATTERS	52

ii	STRATEGY | 2025 Proxy Statement

INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS

These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of MicroStrategy Incorporated d/b/a Strategy (the “Company,” “Strategy,” “we,” or “us”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held exclusively via live webcast at www.virtualshareholdermeeting.com/MSTR2025 on Thursday, June 12, 2025 at 10:00 a.m., Eastern Daylight Time (“EDT”), and at any continuation, postponement or adjournment thereof. This proxy statement summarizes information needed to help you cast an informed vote at the Annual Meeting with respect to the proposals set forth in this proxy statement. We first made available this proxy statement, the Notice of Annual Meeting of Stockholders, and the proxy card on or about April 28, 2025, to all stockholders entitled to vote at the Annual Meeting. We intend to mail the Notice of Internet Availability of Proxy Materials on or about April 28, 2025, to all stockholders of record entitled to vote at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 12, 2025

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials on the Internet instead of mailing a printed copy of our proxy materials to all of our stockholders. Accordingly, we are sending a separate Notice of Internet Availability of Proxy Materials to our stockholders of record. All stockholders of record will have the ability to access the proxy materials and our annual report for the fiscal year ended December 31, 2024 (the “Annual Report”) on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed copy of the proxy materials and Annual Report. Instructions on how to access the proxy materials and Annual Report on the Internet or request a printed copy may be found in the Notice of Internet Availability of Proxy Materials.

To request a printed copy of our Annual Report, which we will provide to you free of charge, please write to our Investor Relations Department at 1850 Towers Crescent Plaza, Tysons Corner, Virginia 22182, Attention: Investor Relations.

Stockholders Entitled to Vote

If you owned our class A common stock, par value $0.001 per share (“Class A Stock”), or our class B common stock, par value $0.001 per share (“Class B Stock” and collectively with Class A Stock, the “Common Stock”), at the close of business on April 22, 2025 (the “record date”), you are entitled to vote at the Annual Meeting. On the record date, there were an aggregate of 249,688,978 shares of our Class A Stock and 19,640,250 shares of our Class B Stock outstanding and entitled to vote. Each share of Class A Stock entitles the record holder thereof to one (1) vote on each of the matters to be voted on at the Annual Meeting, and each share of Class B Stock entitles the record holder thereof to ten (10) votes on each of the matters to be voted on at the Annual Meeting.

Each of our 8.00% Series A Perpetual Strike Preferred Stock, $0.001 par value per share (“Perpetual Strike Preferred Stock”) and our 10.00% Series A Perpetual Strife Preferred Stock, $0.001 par value per share (“Perpetual Strife Preferred Stock” and collectively with Perpetual Strike Preferred Stock, the “Preferred Stock”) has voting rights with respect only to certain specified matters and no voting rights with respect to any of the matters to be acted on at the Annual Meeting.

Votes Required

The holders of shares of Common Stock representing a majority of the votes of the outstanding shares of Common Stock entitled to be cast at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy, including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval, will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Shares present virtually during the Annual Meeting will be considered shares of Common Stock represented in person at the meeting.

The affirmative vote of a plurality of the votes cast by the holders of Common Stock voting on the matter is required for the election of directors (“Proposal 1”). The affirmative vote of a majority of the votes cast by the holders of Common Stock voting on the matter is required for the ratification of the selection of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (“Proposal 2”). Accordingly, you may vote FOR all nominees, vote FOR one or more nominees and WITHHOLD your vote from the other nominee(s), or WITHHOLD your vote from all nominees on Proposal 1. Further, you may vote FOR Proposal 2, vote AGAINST Proposal 2, or ABSTAIN from voting on Proposal 2.

STRATEGY | 2025 Proxy Statement	1

All validly granted proxies will be voted in accordance with the stockholders’ instructions on the matters set forth in the accompanying Notice of Annual Meeting, and if no choice is specified, executed proxies will be voted in accordance with the Board’s recommendations on such matters as set forth in this proxy statement.

Attending the Annual Meeting

As in recent years, we have determined to hold the Annual Meeting in virtual format only, with no physical in-person meeting. Stockholders of record as of the record date, or those that hold a valid proxy, may attend the Annual Meeting online at www.virtualshareholdermeeting.com/MSTR2025. You will need the 16-digit control number included on your Notice of Annual Meeting of Stockholders, proxy card, or the instructions that accompanied your proxy materials. If you are not a stockholder of record but hold shares as a beneficial owner in street name, in addition to obtaining a valid proxy from the record holder, you may be required to provide proof of beneficial ownership, such as your most recent account statement as of the record date, a copy of the voting instruction form provided by your broker, financial institution, or other nominee, or other similar evidence of ownership. Even if you plan to attend the Annual Meeting, we recommend that you submit a proxy to vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.

How to Submit Questions

Stockholders of record as of the record date may submit questions in advance of the Annual Meeting at www.proxyvote.com using the 16-digit control number included on your Notice of Annual Meeting of Stockholders, proxy card, or the instructions that accompanied your proxy materials. Questions must be received by 5:00 p.m., EDT, on June 11, 2025. Questions will not be accepted during the Annual Meeting. We will try to answer as many stockholder-submitted questions that comply with the meeting rules of conduct as time permits. However, we reserve the right to edit profanity or other inappropriate language and to exclude questions that are not pertinent to Annual Meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

2	STRATEGY | 2025 Proxy Statement

How to Vote

You do not need to attend the Annual Meeting to vote your shares. You may submit a proxy to vote your shares over the telephone, on the Internet, or by mail, and your votes will be cast for you at the Annual Meeting. This process is described below.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may (i) attend and vote online during the Annual Meeting or (ii) submit a proxy. Whether or not you plan to attend the Annual Meeting, we urge you to submit a proxy to vote your shares over the telephone, on the Internet, or by mail as instructed below to help ensure your vote is counted. You may still attend the Annual Meeting and vote during the meeting even if you have already submitted a proxy; your vote at the Annual Meeting will revoke any earlier submitted proxy.

During the Meeting:

To vote online during the Annual Meeting, visit www.virtualshareholdermeeting.com/MSTR2025 and vote by Internet as instructed. You will need the 16-digit control number included on your Notice of Annual Meeting of Stockholders, proxy card, or the instructions that accompanied your proxy materials.

Phone:

To submit a proxy by telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the 16-digit control number included on your Notice of Annual Meeting of Stockholders, proxy card, or the instructions that accompanied your proxy materials. Your vote must be received by 11:59 p.m., EDT, on June 11, 2025, to be counted.

Internet:

To submit a proxy on the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the 16-digit control number included on your Notice of Annual Meeting of Stockholders, proxy card, or the instructions that accompanied your proxy materials. Your vote must be received by 11:59 p.m., EDT, on June 11, 2025, to be counted.

Proxy Card:

To submit a proxy by mail, simply complete, sign, and date the proxy card and return it promptly in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. To request a printed copy of the proxy card, follow the instructions found in the Notice of Internet Availability of Proxy Materials. If we receive your signed proxy card by June 11, 2025, the designated proxy holders will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Financial Institution, or Other Nominee

If, as of the close of business on April 22, 2025, the record date, your shares were held not in your name, but rather in an account at a brokerage firm, financial institution, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting.

As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card and voting instructions to help ensure that your vote is counted. Alternatively, you may submit your voting instructions over the telephone or on the Internet as instructed by your broker, financial institution, or other nominee, if applicable. To attend the Annual Meeting and vote online during the Annual Meeting, you must obtain a valid proxy from your broker, financial institution, or other nominee. You will need the 16-digit control number included in your proxy card or the instructions that accompanied your proxy materials. Follow the instructions from your broker, financial institution, or other nominee included with these proxy materials, or contact your broker, financial institution, or other nominee to request a proxy.

STRATEGY | 2025 Proxy Statement	3

List of Registered Stockholders

A list of registered stockholders as of the close of business on the record date will be available for examination by any stockholder for any purpose germane to the Annual Meeting for a period of at least ten (10) days prior to the Annual Meeting. The stockholder list will also be available to stockholders of record for examination during the Annual Meeting at www.virtualshareholdermeeting.com/MSTR2025. To inspect the stockholder list before the Annual Meeting, stockholders can email our Investor Relations department at ir@Strategy.com. You will need the 16-digit control number included on your Notice of Annual Meeting of Stockholders, proxy card, or the instructions that accompanied your proxy materials.

The Effect of Not Casting Your Vote, Broker Non-votes and Abstentions

Stockholder of Record. If you do not cast your vote, no votes will be cast on your behalf on any of the matters of business at the Annual Meeting. If you withhold authority to vote for any or all nominees for Proposal 1 or abstain from voting on Proposal 2, then your shares will not be counted as votes in favor of such proposed nominee(s) for Proposal 1 or as shares casting votes on Proposal 2 and accordingly will have no effect on the voting on such nominee(s) and such proposal.

Beneficial Owner. Proposal 1 is a “non-discretionary” item. If you withhold authority to vote for any or all nominees for Proposal 1 and your shares are held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote your shares on such matter, then your shares will not be counted as votes in favor of such proposed nominee(s) for Proposal 1. Accordingly, votes withheld and “broker non-votes” will have no effect on the voting on Proposal 1. Proposal 2 is a “discretionary” item, and your broker or nominee will be able to vote your shares with respect to Proposal 2, even if you have not given voting instructions to your broker or nominee.

Changing Your Vote and Revoking Your Proxy

Stockholder of Record. You may revoke any previously granted proxy prior to the taking of the vote at the Annual Meeting by (i) submitting a new proxy over the telephone or on the Internet by 11:59 p.m. EDT on June 11, 2025, (ii) delivering a written revocation or a subsequently dated and properly completed proxy card to Strategy’s General Counsel at 1850 Towers Crescent Plaza, Tysons Corner, Virginia 22182 by 11:59 p.m. EDT on June 11, 2025, or (iii) attending the Annual Meeting and voting online during the meeting.

Beneficial Owner. You may change your voting instructions prior to the taking of the vote at the Annual Meeting by (i) submitting new voting instructions to your broker or nominee by following the instructions they provided by 11:59 p.m. EDT on June 11, 2025 or (ii) if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting online during the meeting.

Costs of Solicitation

All costs of solicitation of proxies will be borne by us. In addition to solicitations by mail, our directors, officers, and employees, without additional remuneration, may solicit proxies by telephone and personal interviews, and we reserve the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians, and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names and, as required by law, we will reimburse them for their out-of-pocket expenses in this regard.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single copy of the Notice of Internet Availability of Proxy Materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” is intended to provide extra convenience for stockholders and cost savings for companies.

A number of brokers, financial institutions, and other nominees with account holders who are our stockholders will be householding our proxy materials. Under this practice, a single copy of the Notice of Internet Availability of Proxy Materials or other annual meeting materials will be delivered to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from us (if you are a stockholder of record) or from your broker, financial institution, or other nominee (if you are a beneficial owner) that we or

4	STRATEGY | 2025 Proxy Statement

they will be householding communications to your address, householding will continue until you are notified otherwise or until we receive contrary instructions from you or the other stockholder(s) you share an address with. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice of Internet Availability of Proxy Materials or other annual meeting materials or if you currently receive multiple copies and would like to request householding of your communications, please notify us or your broker, financial institution, or other nominee. You can submit your written request to us at Strategy, located at 1850 Towers Crescent Plaza, Tysons Corner, Virginia 22182, Attention: Investor Relations, or by calling 703-848-8600. We will promptly deliver, upon oral or written request, a separate copy of the Notice of Internet Availability of Proxy Materials or other annual meeting materials to a stockholder at a shared address to which a single copy of the documents was delivered.

Stockholder Proposals

Proposals of stockholders intended to be presented at the 2026 Annual Meeting of Stockholders, including director nominations described below under the caption “Corporate Governance and the Board of Directors and its Committees—Director Candidates,” must be received by us at our principal offices at MicroStrategy Incorporated d/b/a Strategy, 1850 Towers Crescent Plaza, Tysons Corner, Virginia 22182, Attention: General Counsel, by December 29, 2025 for inclusion in the proxy materials for the 2026 Annual Meeting of Stockholders. Strategy suggests that proponents submit their proposals by a nationally recognized overnight courier service.

If a stockholder wishes to present a proposal before the 2026 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, such stockholder must also give written notice to the General Counsel of the Company at the address noted above. The General Counsel must receive such notice by March 14, 2026 and, if a stockholder fails to provide such timely notice of a proposal to be presented at the 2026 Annual Meeting of Stockholders, the proxies designated by the Board will have discretionary authority to vote on any such proposal.

In addition to the above, a stockholder intending to solicit proxies in support of director nominees other than the Company’s nominees in connection with the 2026 Annual Meeting of Stockholders must comply with the additional requirements of Rule 14a-19 under the Exchange Act, including sending notice, no later than April 13, 2026, setting forth the information required by Rule 14a-19(b) to the Company at the address set forth above.

STRATEGY | 2025 Proxy Statement	5

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our Common Stock as of April 22, 2025, unless otherwise indicated, by:

•	each director or nominee for director;

•	each of our named executive officers as defined in Item 402(a)(3) of Regulation S-K; and

•	all directors and current executive officers as a group.

Except as otherwise indicated below, we believe, based on the information furnished to us, that the persons named in the table have sole voting and investment power with respect to all shares that they beneficially own, subject to any applicable community property laws. Percentages have been calculated based on 249,688,978 shares of Class A Stock, 19,640,250 shares of Class B Stock, and 8,500,000 shares of Perpetual Strife Preferred Stock outstanding as of April 22, 2025.

Any shares of Class A Stock (i) subject to outstanding stock options that are currently exercisable or will become exercisable within 60 days after April 22, 2025, (ii) subject to outstanding restricted stock units (“RSUs”) that will vest within 60 days after April 22, 2025, and (iii) issuable upon conversion of Class B Stock or Perpetual Strike Preferred Stock, are deemed outstanding for the purpose of calculating a director’s or officer’s percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Our Preferred Stock has voting rights with respect only to certain specified matters and no voting rights with respect to any of the matters to be acted on at the Annual Meeting. As such, we refer to our Class A Stock and Class B Stock, collectively, as “Voting Equity Securities” and our Perpetual Strife Preferred Stock and Perpetual Strike Preferred Stock, collectively, as “Non-Voting Equity Securities.” As of April, 22, 2025, there are 7,763,888 shares of Perpetual Strike Preferred Stock outstanding. None of our directors or officers beneficially owned any shares of Perpetual Strike Preferred Stock as of April 22, 2025. Therefore, the only class of Non-Voting Equity Securities reflected in the table below is our Perpetual Strife Preferred Stock.

Except as otherwise indicated, the address of each beneficial owner named below is in care of Strategy, 1850 Towers Crescent Plaza, Tysons Corner, Virginia 22182.

	Beneficial Ownership of Voting Equity Securities							Beneficial Ownership of Non-Voting Equity Securities
	Number of Shares and Percent of Class Owned(1)				Beneficial Ownership of Class A Stock (Shares)(1)	Beneficial Ownership of Class A Stock (% of Class)(1)	Total Voting Power (%)(1)	Number of Shares and Percent of Class Owned(1)
	Class A Stock		Class B Stock					Perpetual Strife Preferred Stock
Beneficial Owner	Shares	% of Class	Shares	% of Class				Shares	% of Class
Named Executive Officers and Directors:
Michael J. Saylor(2)	378,500	*	19,616,680	99.9	19,995,180	7.4	44.1	—	—
Phong Q. Le(3)	1,387,927	*	—	—	1,387,927	*	*	6,000	*
Andrew Kang(4)	134,095	*	—	—	134,095	*	*	1,500	*
W. Ming Shao(5)	395,857	*	—	—	395,857	*	*	500	*
Brian Brooks	—	—	—	—	—	—	—	—	—
Jane Dietze	—	—	—	—	—	—	—	—	—
Stephen X. Graham(6)	254,450	*	—	—	254,450	*	*	—	—
Jarrod M. Patten(7)	400,750	*	—	—	400,750	*	*	—	—
Leslie J. Rechan(8)	179,950	*	—	—	179,950	*	*	—	—
Carl J. Rickertsen(9)	27,370	*	—	—	27,370	*	*	—	—
Gregg Winiarski	—	—	—	—	—	—	—	—	—
All directors and executive officers as a group (11 persons)(10)	3,158,899	1.3	19,616,680	99.9	22,775,579	8.4	44.4	8,000	*

*	Less than 1.0%.

6	STRATEGY | 2025 Proxy Statement

(1)

The inclusion of any shares of Common Stock deemed owned or beneficially owned does not constitute an admission of beneficial ownership of those shares. The number of shares and percentage of class owned is calculated for the Class A Stock by treating any shares of Class A Stock subject to outstanding stock options that are currently exercisable or will become exercisable within 60 days after April 22, 2025, and any shares of Class A Stock subject to outstanding RSUs that will vest within 60 days after April 22, 2025 held by each applicable person as outstanding for the purpose of calculating such applicable person’s ownership and percentage ownership of Class A Stock, but shares subject to such outstanding stock options and RSUs are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The number of shares and percentage of class owned for the Class B Stock reflect only outstanding shares of Class B Stock as there are no outstanding rights to acquire Class B Stock and, accordingly, the amounts and percentages of Class B Stock reported as owned are also the amounts and percentages of Class B Stock that are beneficially owned. The number of shares beneficially owned and the beneficial ownership percentage of Class A Stock is calculated on the same basis as the number and percentage of Class A Stock owned, except that the amounts beneficially owned for each applicable person also include any shares of Class A Stock issuable upon conversion of Class B Stock owned by such person, and for the purpose of calculating each applicable person’s beneficial ownership percentage, such shares of Class A Stock issuable upon conversion of Class B Stock are deemed outstanding for purposes of computing the percentage ownership of such person, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The percentage of total voting power is calculated by treating the shares of our Class A Stock and Class B Stock together as a single class. Shares of Class A Stock generally have the same rights, including rights to dividends, as shares of Class B Stock, except that shares of Class A Stock have one vote per share while shares of Class B Stock have ten votes per share. Each share of Class B Stock is convertible at any time, at the option of the holder, into one share of Class A Stock. The percentage of total voting power excludes our Non-Voting Equity Securities (except to the extent shares of Perpetual Strike Preferred Stock, if any, have been included on an as-converted basis in the computation of a person’s shares number of shares beneficially owned and the beneficial ownership percentage of Class A Stock), which have voting rights with respect only to certain specified matters and no voting rights with respect to any of the matters to be acted on at the Annual Meeting. Each share of Perpetual Strike Preferred Stock is convertible on any business day into shares of Class A Stock (together, if applicable, with cash in lieu of any fractional share of Class A Stock) at the then-applicable conversion-rate as of April 22, 2025, which was 0.1 shares of Class A Stock per share of Perpetual Strike Preferred Stock. None of our directors or officers beneficially owned any shares of Perpetual Strike Preferred Stock as of April 22, 2025. As such, no shares of Non-Voting Equity Securities have been included in any of these percentages.

(2)

Mr. Saylor’s holdings of Common Stock consist of (i) 19,616,680 shares of Class B Stock owned by Alcantara LLC, which is wholly owned by Mr. Saylor, and (ii) 378,500 shares of Class A Stock held by a charitable foundation for which Mr. Saylor serves as the sole trustee and as to which he disclaims beneficial ownership.

(3)

Mr. Le’s holdings of Common Stock consist of (i) 18,165 shares of Class A Stock held by Mr. Le directly, (ii) options exercisable on or within 60 days after April 22, 2025 to purchase 1,357,842 shares of Class A Stock (which includes options to purchase 101,756.55 shares of Class A Stock held by Mr. Le indirectly through the Carrie & Phong Le 2024 Legacy Trust, of which Mr. Le’s spouse is the trustee, and Mr. Le’s and his spouse’s descendants are beneficiaries), and (iii) RSUs that will vest on or within 60 days after April 22, 2025 with respect to 11,920 shares of Class A Stock. Mr. Le’s holdings of Non-Voting Equity Securities consist of 6,000 shares of Perpetual Strife Preferred Stock.

(4)

Mr. Kang’s holdings of Common Stock consist of (i) 15,215 shares of Class A Stock held by Mr. Kang directly, (ii) options exercisable on or within 60 days after April 22, 2025 to purchase 102,120 shares of Class A Stock, and (iii) RSUs that will vest on or within 60 days after April 22, 2025 with respect to 16,760 shares of Class A Stock. Mr. Kang’s holdings of Non-Voting Equity Securities consist of 1,500 shares of Perpetual Strife Preferred Stock held by Mr. Kang directly.

(5)

Mr. Shao’s holdings of Common Stock consist of (i) 10,597 shares of Class A Stock held by Mr. Shao directly, (ii) options exercisable on or within 60 days after April 22, 2025 to purchase 381,430 shares of Class A Stock, and (iii) RSUs that will vest on or within 60 days after April 22, 2025 with respect to 3,830 shares of Class A Stock. Mr. Shao’s holdings of Non-Voting Equity Securities consists of 500 shares of Perpetual Strife Preferred Stock held by Mr. Shao directly.

(6)

Mr. Graham’s holdings of Common Stock consist of (i) 6,970 shares of Class A Stock held by Mr. Graham directly, (ii) options exercisable on or within 60 days after April 22, 2025 to purchase 246,500 shares of Class A Stock, and (iii) RSUs that will vest on or within 60 days after April 22, 2025 with respect to 980 shares of Class A Stock.

(7)

Mr. Patten’s holdings of Common Stock consist of (i) 4,970 shares of Class A Stock held by Mr. Patten directly, (ii) options exercisable on or within 60 days after April 22, 2025 to purchase 394,800 shares of Class A Stock, and (iii) RSUs that will vest on or within 60 days after April 22, 2025 with respect to 980 shares of Class A Stock.

(8)

Mr. Rechan’s holdings of Common Stock consist of (i) 20,000 shares of Class A Stock held by Mr. Rechan indirectly through a trust, of which Mr. Rechan and his five children are beneficiaries and for which Mr. Rechan and two of his children serve as trustees, (ii) 4,970 shares of Class A Stock held by Mr. Patten directly, (iii) options exercisable on or within 60 days after April 22, 2025 to purchase 154,000 shares of Class A Stock, and (iv) RSUs that will vest on or within 60 days after April 22, 2025 with respect to 980 shares of Class A Stock.

(9)

Mr. Rickertsen’s holdings of Common Stock consist of (i) options exercisable on or within 60 days after April 22, 2025 to purchase 26,390 shares of Class A Stock, and (ii) RSUs that will vest on or within 60 days after April 22, 2025 with respect to 980 shares of Class A Stock.

(10)

Shares of Common Stock held by the directors and current executive officers as a group consist of (i) 459,387 shares of Class A Stock, (ii) options exercisable on or within 60 days after April 22, 2025 to purchase an aggregate of 2,663,082 shares of Class A Stock, (iii) RSUs that will vest on or within 60 days after April 22, 2025 with respect to 36,430 shares of Class A Stock and (iv) 19,616,680 shares of Class B Stock, which are convertible into the same number of shares of Class A Stock at any time at the option of the holder. Shares of Non-Voting Equity Securities held by the directors and current executive officers as a group consist of 8,000 shares of Perpetual Strife Preferred Stock.

The following table sets forth the beneficial ownership of our Common Stock as of April 22, 2025, unless otherwise indicated, by each person who is known by us to beneficially own more than 5% of any class of our Voting Equity Securities, excluding our directors, nominees for director, named executive officers as defined in Item 402(a)(3) of Regulation S-K, and directors and current executive officers as a group (for which beneficial ownership is reported above).

Except as otherwise indicated below, we believe, based on the information furnished to us, that the persons and entities named in the table have sole voting and investment power with respect to all shares that they beneficially own, subject to any

STRATEGY | 2025 Proxy Statement	7

applicable community property laws. Percentages have been calculated based on 249,688,978 shares of Class A Stock and 19,640,250 shares of Class B Stock outstanding as of April 22, 2025. As of April 22, 2025, none of the persons and entities listed below owned any shares of Class B Stock.

	Number of Shares and Percent of Class Owned(1)				Beneficial Ownership of Class A Stock (Shares)(1)	Beneficial Ownership of Class A Stock (% of Class)(1)	Total Voting Power (%)(1)
	Class A Stock		Class B Stock
Beneficial Owner	Shares	% of Class	Shares	% of Class
All Other 5% Stockholders:
The Vanguard Group, Inc.(2)	16,303,720	6.5	—	—	16,303,720	6.5	3.7
BlackRock, Inc.(3)	14,193,525	5.7	—	—	14,193,525	5.7	3.2
Capital International Investors(4)	12,674,903	5.1	—	—	12,862,403	5.1	2.9

(1)

The inclusion of any shares of Common Stock deemed owned or beneficially owned does not constitute an admission of beneficial ownership of those shares. The number of shares beneficially owned and the beneficial ownership percentage of Class A Stock for each applicable person or entity also include any shares of Class A Stock issuable upon conversion of Class B Stock or Perpetual Strike Preferred Stock (assuming such conversion of Perpetual Strike Preferred Stock occurs on April 22, 2025 at the then-applicable conversion rate (which was 0.1 shares of Class A Stock per share of Perpetual Strike Preferred Stock) owned by such person or entity, and for the purpose of calculating each applicable person’s or entity’s beneficial ownership percentage, such shares of Class A Stock issuable upon conversion of Class B Stock or Perpetual Strike Preferred Stock are deemed outstanding for purposes of computing the percentage ownership of such person or entity, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person or entity. The percentage of total voting power is calculated by treating the shares of our Class A Stock and Class B Stock together as a single class. Shares of Class A Stock generally have the same rights, including rights to dividends, as shares of Class B Stock, except that shares of Class A Stock have one vote per share while shares of Class B Stock have ten votes per share. Each share of Class B Stock is convertible at any time, at the option of the holder, into one share of Class A Stock. The percentage of total voting power excludes our Non-Voting Equity Securities (except to the extent shares of Perpetual Strike Preferred Stock have been included on an as-converted basis in the computation of a person’s or entity’s number of shares beneficially owned and the beneficial ownership percentage of Class A Stock), which have voting rights with respect only to certain specified matters and no voting rights with respect to any of the matters to be acted on at the Annual Meeting. Each share of Perpetual Strike Preferred Stock is convertible on any business day into shares of Class A Stock (together, if applicable, with cash in lieu of any fractional share of Class A Stock) at the then-applicable conversion-rate.

(2)

The number of shares beneficially owned (and other information in this footnote) is as of December 31, 2024, based on a Schedule 13G/A filed on January 30, 2025, with the SEC by The Vanguard Group, Inc. The Vanguard Group, Inc. beneficially owns 16,303,720 shares of Class A Stock and has sole dispositive power with respect to 15,883,619 of these shares, shared voting power with respect to 116,754 of these shares, and shared dispositive power with respect to 420,101 of these shares. The address for The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, PA 19355.

(3)

The number of shares beneficially owned (and other information in this footnote) is as of March 31, 2025, based on a Schedule 13G/A filed on April 17, 2025, with the SEC by BlackRock, Inc. BlackRock, Inc. beneficially owns 14,193,525 shares of Class A Stock and has sole voting power with respect to 13,047,426 of these shares and sole dispositive power with respect to 14,193,525 shares. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(4)

The number of shares of Class A Stock beneficially owned (and other information in this footnote, except as otherwise noted herein) is as of December 31, 2024, based on a Schedule 13G/A filed on February 14, 2025, with the SEC by Capital International Investors. In such filing, Capital International Investors reported that it beneficially owns 12,674,903 shares of Class A Stock and has sole voting power with respect to 12,669,370 of these shares and sole dispositive power with respect to 12,674,903 of these shares. Additionally, Capital International Investors, through one or more affiliates, purchased 1,875,000 shares of Perpetual Strike Preferred Stock, which are convertible into 187,500 shares of Class A Stock, in the initial public offering of Perpetual Strike Preferred Stock, which closed on February 5, 2025. Such shares of Class A Stock are included in the calculation of the number of shares of Class A Stock beneficially owned by Capital International Investors. The address for Capital International Investors is 333 South Hope Street, 55th Fl, Los Angeles, CA 90071.

8	STRATEGY | 2025 Proxy Statement

EXECUTIVE OFFICERS OF THE COMPANY

Our executive officers and their ages and positions as of April 22, 2025, are as follows:

Name	Age	Title
Michael J. Saylor	60	Chairman of the Board & Executive Chairman
Phong Q. Le	48	President & Chief Executive Officer
Andrew Kang	48	Executive Vice President & Chief Financial Officer
W. Ming Shao	56	Executive Vice President, General Counsel & Secretary

Set forth below is certain information regarding the professional experience of each of the above-named persons. There are no family relationships among any of our executive officers, directors, or persons nominated or chosen by us to become an executive officer or director. For information regarding the professional experience of Messrs. Saylor and Le, see “Proposal 1—Election of Directors” below.

Andrew Kang has served as Executive Vice President & Chief Financial Officer since May 2022. Mr. Kang has over 20 years of experience in accounting, treasury, capital markets, asset liability management, financial planning and analysis, and investor relations. Prior to joining Strategy, Mr. Kang served as Executive Vice President and Chief Financial Officer of Greensky, Inc. (“Greensky”), a publicly listed financial technology firm specializing in point-of-sale consumer financing, from September 2020 until it was acquired by Goldman Sachs in April 2022. Prior to Greensky, Mr. Kang served as Corporate Treasurer for Santander Holdings USA, the U.S. subsidiary of Banco Santander S.A., from April 2018 to September 2020, where he oversaw liquidity, balance sheet and capital management for the $150 billion bank holding company. Mr. Kang has also served as Corporate Treasurer at Santander Consumer USA and Exeter Finance, and has held leadership positions at HSBC Holdings plc and Capital One Financial Corporation. Mr. Kang also currently serves on the Board of Trustees at The Schenck School, one of the national’s oldest and most highly regarded independent elementary schools for dyslexic students in the U.S. Mr. Kang received a B.A. in Biology and post-baccalaureate certification in Accounting, both from the University of Virginia.

W. Ming Shao has served as Executive Vice President, General Counsel & Secretary since December 2014 and has previously served in other senior positions, including Senior Vice President & General Counsel, and Senior Vice President & Deputy General Counsel, since joining Strategy in February 2000. Prior to that, Mr. Shao was a lawyer practicing at the global law firm Hogan & Hartson L.L.P. (now Hogan Lovells US LLP). Mr. Shao received an A.B. in Government from Cornell University and a J.D. from Harvard Law School.

STRATEGY | 2025 Proxy Statement	9

PROPOSAL 1—ELECTION OF DIRECTORS

The Board proposes the election of the persons listed below as directors of the Company. Each current director of the Company, other than Leslie J. Rechan (whose term will conclude at the Annual Meeting), has been nominated for election or re-election, as applicable. The persons named in the proxy card will vote to elect as directors the eight (8) nominees named below, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. All of the nominees have indicated their willingness to serve, if elected, but if any should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board. Each nominee will be elected to hold office until the next annual meeting of stockholders and until the election and qualification of his successor or his or her earlier death, resignation, or removal. The Board may elect additional directors in the future in accordance with the Company’s by-laws.

Nominees

Set forth below is each nominee’s name, age, and position with the Company, principal occupation and business experience during at least the past five years, the year of commencement of their term as a director of the Company, the committees of the Board on which they serve as of the date of this proxy statement, and the names of other public companies in which they currently hold directorships or have held directorships during at least the past five years, as applicable. We have also presented information below regarding each nominee’s specific experience, qualifications, attributes, and skills that led our Board to conclude that they should serve as a director.

Michael J. Saylor Chairman of the Board & Executive Chairman Age: 60 Director since: 1989 Board Committees: Investments

Mr. Saylor has served as Chairman of the Board and Executive Chairman since August 2022 and previously served as Chairman of the Board and Chief Executive Officer from November 1989, when he founded Strategy, to August 2022. Mr. Saylor also previously served as President from November 1989 to November 2000, from January 2005 to October 2012, and from January 2016 to July 2020. Prior to that, Mr. Saylor was employed by E.I. du Pont de Nemours & Company as a venture manager from 1988 to 1989 and by Federal Group, Inc. as a consultant from 1987 to 1988. Mr. Saylor received an S.B. in Aeronautics and Astronautics and an S.B. in Science, Technology, and Society from the Massachusetts Institute of Technology.

Qualifications: We believe that Mr. Saylor is well-suited to serve on our Board due to his position as our Executive Chairman and his more than 30 years with the Company, including as its founder. In addition to his leadership expertise, Mr. Saylor is regarded as a technology visionary and bitcoin thought leader, and he has deep knowledge of the Company’s history, strategy, technology, and culture, as well as unique insight into the Company’s product development, marketing, finance, and operations.

10	STRATEGY | 2025 Proxy Statement

Phong Q. Le Chief Executive Officer Age: 48 Director since: 2022 Board Committees: None

Mr. Le has served as a member of the Board and as President & Chief Executive Officer since August 2022 and previously served as President from May 2022 to August 2022, President & Chief Financial Officer from July 2020 to May 2022, Senior Executive Vice President, Chief Operating Officer & Chief Financial Officer from April 2020 to July 2020, Senior Executive Vice President & Chief Operating Officer from November 2019 to April 2020, Senior Executive Vice President, Chief Operating Officer, Chief Financial Officer & Treasurer from June 2018 to November 2019, and Senior Executive Vice President, Chief Financial Officer & Treasurer from August 2015 to June 2018. Prior to joining Strategy, Mr. Le served as the chief financial officer of XO Communications, a privately-held telecommunications company, from August 2014 to August 2015. From March 2010 to August 2014, Mr. Le held senior positions at NII Holdings, a Nasdaq-listed telecommunications company, including vice president of financial planning and analysis, vice president of strategy and business operations, and vice president of strategic finance. Prior to that, Mr. Le worked in the consulting practice at Deloitte from 1998 to 2010, where he held various positions, including senior manager. Mr. Le holds a B.S. in Biomedical and Chemical Engineering from The Johns Hopkins University and an M.B.A. from the Sloan School of Management at the Massachusetts Institute of Technology.

Qualifications: We believe that Mr. Le is well-suited to serve on our Board due to his position as our Chief Executive Officer, his more than nine years with the Company, and his outside executive experience.

Brian P. Brooks Independent Director Age: 55 Director since: 2024 Board Committees: None

Brian P. Brooks has served on the Board since December 2024. Mr. Brooks is currently chairman and chief executive officer at Meridian Capital Group, one of the nation’s leading commercial real estate finance, investment sales and retail leasing advisors, and has served in this role since April 2024. Prior to that, from September 2023 to April 2024, and before that from February 2003 to May 2011, Mr. Brooks was a partner at the law firm O’Melveny & Myers LLP. From January 2021 to September 2023, he was a partner at Valor Capital Group (“Valor”), an investment firm focused on Brazil and US-Brazil cross-border opportunities. Before his time at Valor, he served as chief executive officer of the Bitfury Group, a private company that offers hardware and software for Bitcoin mining and security, from October 2021 to December 2022, and chief executive officer of Binance, a digital asset exchange and marketplace, from May 2021 to August 2021. Mr. Brooks served as Acting Comptroller of the Currency from April 2020 to January 2021, where he was the administrator of the federal banking system and chief officer of the Office of the Comptroller of the Currency (“OCC”). From May 2020 to January 2021, Mr. Brooks also served as a director of the Federal Deposit Insurance Corporation and a member of the Financial Stability Oversight Council and the Federal Financial Institutions Examination Council. Prior to becoming Acting Comptroller of the Currency, Mr. Brooks served as Senior Deputy Comptroller and chief operating officer. In that role, he oversaw OCC bank supervision, bank supervision policy, economics, supervisory system and analytical support, systemic risk identification support and specialty supervision, and innovation. Prior to joining the OCC, Mr. Brooks served as chief legal officer of Coinbase Global, Inc. from September 2018 to March 2020, where he headed the legal, compliance, audit, investigations, and government relations functions for the company. Mr. Brooks holds an A.B. in Government from Harvard University in government and a J.D. from the University of Chicago.

Qualifications: We believe that Mr. Brooks is well-suited to serve on our Board due to his extensive legal, financial services and digital assets experience, including experience in Bitcoin and cryptocurrency technology. He also has regulatory experience, having served in several capacities within the federal government.

STRATEGY | 2025 Proxy Statement	11

Jane A. Dietze Independent Director Age: 59 Director since: 2024 Board Committees: Audit

Jane Dietze has served on the Board since December 2024. Ms. Dietze is currently the chief investment officer of Brown University, having served in this role since July 2018. Before assuming her current role, Ms. Dietze served as managing director of the Brown University endowment from December 2013 to June 2018. Prior to joining Brown University, Ms. Dietze was director of private equity at Bowdoin College from April 2012 to November 2013. From July 2006 until March 2012, Ms. Dietze served as managing director of Fortress Investment Group, a global investment firm. Since February 2022, Ms. Dietze has served on the board of directors of Galaxy Digital, a digital asset and blockchain leader providing access to the growing digital economy. Ms. Dietze also served as a board member of Fortress Investment Group from April 2019 to May 2024, BroadSoft, Inc., a global provider of software and services that enable telecommunications services, from February 2016 to February 2018 and Blyth Inc., a multi-channel consumer goods company, from March 2014 to October 2015. Ms. Dietze holds a B.A. in Politics from Princeton University and an M.A. in Economics from Johns Hopkins School of Advanced International Studies.

Qualifications: We believe that Ms. Dietze is well-suited to serve on our Board due to her experience as a leader in the areas of finance, investments, and treasury strategies, with over three decades of investing experience, including experience with software and digital asset companies.

Stephen X. Graham Independent Director Age: 72 Director since: 2014 Board Committees: Audit (Chair); Investments

Mr. Graham has been a member of the Board since April 2014. Mr. Graham is currently president of CrossHill Financial Group, Inc., a private merchant bank and advisory firm that he founded in 1988, and was a general partner of both CrossHill Georgetown Capital, L.P. from 2000 through December 2023 and CrossHill Debt II, L.P. from 2004 through December 2023. He has been a manager of CrossHill Georgetown Management, LLC since 2000. Mr. Graham also served as chairman of the board of directors from 2009 until December 2022, and as chief executive officer from 2014 until December 2022, of Meteor Affinity, Inc. (“Meteor”), a marketing and advertising company, which operated the Official NASCAR Members Club and which served as a portfolio company of CrossHill Debt II, L.P. Meteor was voluntarily dissolved on December 15, 2022. Prior to that, Mr. Graham was a principal with Kidder, Peabody & Co. and held positions with Merrill Lynch & Co. and Arthur Young & Co. (which later became part of Ernst & Young LLP). Mr. Graham was a member of the board of directors of TNS, Inc. (“TNS”), a former New York Stock Exchange-listed global data communications and interoperability solutions company, from 2003 until the company’s acquisition by Siris Capital Group, LLC in 2013. While a member of the board of directors of TNS, Inc., Mr. Graham served as chairman of the audit committee from 2003 to 2013 and as chairman of the board of directors from 2012 to 2013. Mr. Graham also served as a member of the board of directors of Speedus Corp. from 2009 to 2011. Mr. Graham also previously served from 1995 to 2001 as a member of the board of directors of Credit Management Solutions, Inc., a former Nasdaq-listed credit processing software company, and several private companies. Mr. Graham received a B.S.B.A. from Georgetown University and an M.B.A. from the University of Chicago Booth School of Business.

Qualifications: We believe that Mr. Graham is well suited to serve on our Board due to his substantial executive experience and his experience as an outside director and audit committee member, which provides the Board with important perspectives on financial matters.

12	STRATEGY | 2025 Proxy Statement

Jarrod M. Patten Independent Director Age: 53 Director since: 2004 Board Committees: Audit, Compensation

Mr. Patten has been a member of the Board since November 2004. Mr. Patten founded RRG, a global real estate consulting and advisory firm, and has served as the firm’s president and chief executive officer since its inception in 1996. RRG is an international consulting firm specializing in the development and implementation of enterprise-wide audit and cost control strategies that heighten operational controls, lower operating costs, increase transparency, and extend cost accountability for RRG’s geographically diverse client base. In January 2024, Mr. Patten joined the board of directors of Core Scientific, Inc. (“Core Scientific”), a Nasdaq-listed digital asset mining and blockchain infrastructure company, and has since served as the chairman of the board of directors and as a member of the audit committee of the board of directors of Core Scientific. Mr. Patten received a B.S. in Biology and a B.A. in Biological Anthropology and Anatomy from the Trinity College of Arts and Sciences at Duke University.

Qualifications: We believe that Mr. Patten is well-suited to serve on our Board due to his leadership and management expertise as a chief executive officer, his international business, finance, and corporate compliance experience, and his extensive knowledge of cost and operational controls.

Carl J. Rickertsen Independent Director Age: 65 Director since: 2002 Board Committees: Compensation (Chair), Nominating

Mr. Rickertsen has been a member of the Board since October 2002. Mr. Rickertsen is currently managing partner of Pine Creek Partners LLC and Iris Partners LLC, each a private equity investment firm, positions he has held since January 2004. Mr. Rickertsen has also served as a trustee of Apollo Origination II (UL) Capital Trust and Apollo Origination II (Levered) Capital Trust, each of which is a closed-end management investment company, since March 2025, as a member of the board of directors and audit and compensation committees of Magnera Corp. (which spun off from Berry Global Inc.), a manufacturer of non-woven consumer products, since October 2024, and as a member of the board of directors of Hut 8 Corp. (formerly Hut 8 Mining Corp., prior to a business combination transaction completed in November 2023), a Nasdaq-listed digital asset mining company, since December 2021. He previously served as a member of the board of directors and audit and compensation committees of Berry Global Inc., a global manufacturer and marketer of value-added plastic consumer packaging and engineered materials, from January 2013 to October 2024. From January 1998 to January 2004, Mr. Rickertsen was chief operating officer and a partner at Thayer Capital Partners (“Thayer”), a private equity investment firm. From September 1994 to January 1998, Mr. Rickertsen was a managing partner at Thayer. Mr. Rickertsen was a founding partner of three Thayer investment funds totaling over $1.4 billion and is a published author. Mr. Rickertsen served as a member of the boards of directors and audit committees of Apollo Senior Floating Rate Fund Inc. and Apollo Tactical Income Fund Inc., each of which is a closed-end management investment company, from 2011 and 2013, respectively, until 2023. From April 2012 to October 2016, Mr. Rickertsen was a member of the board of directors and compensation committee of Noranda Aluminum Holding Corporation, an integrated producer of value-added primary aluminum products and rolled aluminum coils. From April 2003 to January 2010, Mr. Rickertsen was a member of the board of directors and audit committee of Convera Corporation, a publicly-traded search-engine software company. From March 2004 to September 2008, Mr. Rickertsen was a member of the board of directors and compensation committee of UAP Holding Corp., a distributor of farm and agricultural products. Mr. Rickertsen received a B.S. from Stanford University and an M.B.A. from Harvard Business School.

Qualifications: We believe that Mr. Rickertsen is well-suited to serve on our Board due to his finance and capital markets experience across various industries and his experience as an outside director of several public companies, which provides the Board with important perspectives on corporate governance matters.

STRATEGY | 2025 Proxy Statement	13

Gregg J. Winiarski Independent Director Age: 54 Director since: 2024 Board Committees: Audit

Gregg Winiarski has served on the Board since December 2024. Mr. Winiarski currently serves as chief legal officer of Fanatics Holdings, Inc. (“Fanatics”), a privately-held global digital sports platform, and has served in this role since February 2023. Prior to that, Mr. Winiarski was a senior advisor to Fanatics, from August 2021 to February 2023. Prior to his time at Fanatics, Mr. Winiarski served as the executive vice president and general counsel of IAC, Inc., a public holding company with a portfolio of brands across 100 countries, from February 2005 to June 2021. Mr. Winiarski also previously served as a director of ANGI Homeservices, Inc. from September 2017 to May 2022 and the Match Group, Inc. from November 2015 to June 2020. Mr. Winiarski holds a B.S. in Accounting and Business/Management from Fordham University and a J.D. from Columbia Law School.

Qualifications: We believe that Mr. Winiarski is well-suited to serve on our Board because he is an experienced attorney, executive leader and public company board member, with deep expertise in complex corporate structures.

The Board Recommends a Vote “FOR” Each of the Nominees Named Herein for Election as Director.	✔

14	STRATEGY | 2025 Proxy Statement

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS AND ITS COMMITTEES

Related Person Transactions Policy and Related Person Transactions

We have adopted a formal written policy and procedure for the review, approval, and ratification of related person transactions, as defined under the rules and regulations promulgated by the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The policy covers any transaction in which we were or are to be a participant, the amount involved exceeds $120,000, and any related person had or will have a direct or indirect material interest. For purposes of the policy, a related person is defined to be any of the following:

(i)	a director, director nominee, or executive officer of the Company since the beginning of the Company’s last fiscal year;

(ii)	a beneficial owner of more than 5% of any class of the Company’s voting securities;

(iii)	a member of a foregoing person’s immediate family; and

(iv)	any entity in which one or more of the foregoing persons, individually or in the aggregate, has or had a greater than 10% ownership interest.

The policy generally requires any proposed related person transaction to be reported to our General Counsel and reviewed and approved by the Audit Committee of the Board (the “Audit Committee”) prior to effectiveness or consummation of the transaction, whenever practical. If the General Counsel determines that advance approval of a related person transaction is not practical under the circumstances, the Audit Committee must review the transaction and, in its discretion, may ratify the related person transaction at its next meeting. For transactions arising between meetings of the Audit Committee, the Chair of the Audit Committee can approve the transaction, subject to ratification by the Audit Committee at its next meeting. If the General Counsel first learns of a related person transaction after such transaction has already taken place, the Audit Committee must review the transaction and, in its discretion, may ratify the related person transaction at its next meeting. Related person transactions consisting of compensation of executive officers are reviewed and approved in accordance with the Company’s then-existing executive compensation policies or procedures by the Compensation Committee. In addition, a committee of independent members of the Board may approve related person transactions when delegated the authority to do so by the Board.

The Audit Committee may approve or ratify a related person transaction only if the Audit Committee determines that, under the circumstances, the transaction is in our best interests. The Audit Committee may impose conditions on the related person transaction as it deems appropriate. In making such determination, the Audit Committee reviews and considers the following, among other factors:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of business;

•	whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Any related person transaction previously approved by the Audit Committee or otherwise already existing that is ongoing in nature is reviewed by the Audit Committee annually.

In addition to the procedures set forth in the policy, we have multiple processes for reporting conflicts of interest, including related person transactions, to the Audit Committee. Under our Code of Conduct, all employees are required to report any transaction, relationship, or other circumstance that constitutes a conflict of interest for such employee to the General Counsel or to the Audit Committee, as appropriate. We also annually distribute questionnaires to our executive officers and

STRATEGY | 2025 Proxy Statement	15

members of the Board requesting certain information regarding, among other things, their immediate family members, employment, and beneficial ownership interests, which information is then reviewed for any conflict of interest under the Code of Conduct and for any related person transaction under the policy.

D&O Indemnification Arrangements

As previously disclosed, in June 2021, the Company determined not to renew its directors’ and officers’ (“D&O”) liability insurance. The Company determined that the D&O policies considered at that time would have provided insufficient coverage and would have required substantial premiums to the extent coverage was available due to the novelty of the Company’s bitcoin acquisition strategy. Instead, Mr. Saylor agreed with the Company to personally provide coverage substantially equivalent to such a policy for an initial term of 90 days and subject to successive 90-day extensions at the election of the Company (the “Original Agreement”). Pursuant to the Original Agreement, during the term of the agreement, Mr. Saylor provided, from his personal funds, indemnity coverage to the Company for the benefit of the D&Os of the Company and its subsidiaries in the event such coverage was not indemnifiable by the Company, up to a total of $40 million. During the third and fourth quarters of 2021 and the first quarter of 2022, pursuant to the terms of the Original Agreement, the Company elected to extend the term of the Original Agreement for additional 90-day periods. The Company paid Mr. Saylor a fee of $388,945 for each of the initial and successive 90-day terms.

On June 12, 2022, Mr. Saylor and the Company entered into a renewed indemnification agreement (the “Renewed Agreement”) for an initial term of 90 days, which became effective upon the expiration of the final 90-day extension of the Original Agreement. In return, the Company paid Mr. Saylor a one-time fee of $388,945 for the initial 90-day term (the “Renewal Payment”).

On June 24, 2022, the Company bound D&O liability insurance policies (the “Initial Commercial Policies”) with several third-party carriers for $30 million in coverage. Concurrently, Mr. Saylor and the Company also entered into (i) an indemnification agreement (the “Excess Agreement”) for Mr. Saylor to provide $10 million in excess indemnity coverage payable only after the exhaustion of the Initial Commercial Policies, and (ii) an indemnification agreement (the “2022 Tail Agreement”) for Mr. Saylor to provide $40 million in indemnity coverage for claims made at any time based on actions or omissions occurring prior to the inception date of the Initial Commercial Policies. The Company paid Mr. Saylor $600,000 for a one-year term under the Excess Agreement, and $150,000 for a 90-day term under the 2022 Tail Agreement. At the option of the Company, the Company was permitted to extend the term under the 2022 Tail Agreement for up to a total of twenty-three additional 90-day periods, for $150,000 per additional 90-day term. In connection with the execution of the Initial Commercial Policies and the release of his obligations under the Renewed Agreement, Mr. Saylor refunded the Company $337,086, which was the pro rata portion of the Renewal Payment attributable to the period from the date of the Initial Commercial Policies through the end of the original term of the Renewed Agreement.

On August 30, 2022, the Company bound additional D&O liability insurance policies (the “Excess Commercial Policies”) with third-party carriers for $10 million in excess coverage payable only after the exhaustion of the Initial Commercial Policies. Effective as of the same date, the Company and Mr. Saylor executed an amendment (the “Amendment”) to the Excess Agreement to limit Mr. Saylor’s obligation to provide indemnification under the Excess Agreement to claims made during the term of the Excess Agreement which arise from wrongful acts occurring upon or after the commencement of the Excess Agreement but prior to the effective date of the Amendment. In connection with the Amendment, Mr. Saylor refunded $489,863 to the Company, representing the pro rata portion of the $600,000 originally paid by the Company to Mr. Saylor under the Excess Agreement attributable to the period from the date of the Amendment through the end of the original term of the Excess Agreement. During the third and fourth quarters of 2022 and the first quarter of 2023, pursuant to the terms of the 2022 Tail Agreement, the Company elected to extend the term of the 2022 Tail Agreement for additional 90-day periods and paid Mr. Saylor $150,000 for each such extension.

On June 12, 2023, the Company bound new D&O liability insurance policies (the “2023 Commercial Policies”) with third-party carriers that provide coverage substantially equivalent to the aggregate coverage provided under the Initial Commercial Policies and the Excess Commercial Policies for a policy period running from June 12, 2023 through June 12, 2024, except that the 2023 Commercial Policies also provide coverage for claims made with respect to wrongful acts or omissions occurring prior to the binding of the Initial Commercial Policies subject to exclusions with respect to claims previously noticed to and accepted by an earlier D&O insurer, claims related to acts or omissions giving rise to such claims, and demands, investigations, suits or other proceedings entered against an insured prior to June 24, 2022, as well as future interrelated wrongful acts (collectively, the “Excluded Claims”).

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On June 12, 2023, the Company entered into a new indemnification agreement with Mr. Saylor (the “2023 Tail Agreement”) pursuant to which Mr. Saylor agreed to provide coverage that is similar to the coverage provided under the 2022 Tail Agreement, but only to cover the Excluded Claims for an initial one-year term and for a payment of $157,000. Pursuant to the terms of the 2023 Tail Agreement, the Company elected to extend the term of the 2023 Tail Agreement for a period of one year commencing on June 12, 2024, and paid Mr. Saylor $157,000 during the three months ended June 30, 2024. The Company may elect, at its option, to extend the term under the 2023 Tail Agreement for up to a total of three additional one-year periods, for $157,000 per each additional one-year term.

Trent Rechan’s Employment

In January 2022, the Company extended an employment offer to Trent Rechan, son of director Leslie Rechan, to join the Company’s Management Associate Rotation Program. From January 1, 2023 to April 5, 2024 (Trent’s last day of employment with the Company), the Company paid Trent aggregate compensation of $138,846 as well as customary employee benefits.

Initial Public Offering of Perpetual Strike Preferred Stock

On January 30, 2025, the Company entered into an underwriting agreement with Barclays Capital, Inc., as manager and representative of the several underwriters, relating to the issuance and sale in an underwritten offering of 7,300,000 shares of Perpetual Strike Preferred Stock, at a public offering price of $80.00 per share (the “Strike IPO”). Capital International Investors, which held 5% or more of our Class A Stock at the time of the offering, participated in the Strike IPO and purchased 1,875,000 shares of Perpetual Strike Preferred Stock for an aggregate purchase price of $150,000,000.

Initial Public Offering of Perpetual Strife Preferred Stock

On March 20, 2025, the Company entered into an underwriting agreement with Morgan Stanley & Co. LLC, as lead manager and representative of the several underwriters, relating to the issuance and sale in an underwritten offering of 8,500,000 shares of Perpetual Strife Preferred Stock, at a public offering price of $85.00 per share (the “Strife IPO”). Jane Street Group, LLC and its affiliates, which previously disclosed ownership of more than 5% of our Class A Stock as of December 31, 2024, participated in the Strife IPO and purchased 200,000 shares of Perpetual Strike Preferred Stock for an aggregate purchase price of $17,000,000.

Directed Share Program

As part of the Strife IPO, at the Company’s request, the underwriters reserved up to 425,000 shares of Perpetual Strife Preferred Stock for sale at the public offering price through a directed share program to certain of the Company’s employees, officers and directors based in the United States. Under the directed share program, Phong Q. Le purchased 6,000 shares of Perpetual Strife Preferred Stock for $510,000, Andrew Kang purchased 1,500 shares of Perpetual Strife preferred Stock for $127,500, and W. Ming Shao purchased 500 shares of Perpetual Strife Preferred Stock for $42,500.

Allocation Agreement

On August 31, 2022, the District of Columbia (the “District”), through its Office of the Attorney General, filed a civil complaint in the Superior Court of the District of Columbia naming as defendants (i) Michael J. Saylor, the Chairman of the Company’s Board of Directors and the Company’s Executive Chairman, in his personal capacity, and (ii) the Company. The District sought, among other relief, monetary damages under the District’s False Claims Act for the alleged failure of Mr. Saylor to pay personal income taxes to the District over a number of years together with penalties, interest, and treble damages. The complaint alleged in the sole claim against the Company that it violated the District’s False Claims Act by conspiring to assist Mr. Saylor’s alleged failure to pay personal income taxes. On May 31, 2024, the District, Mr. Saylor, and the Company stipulated to the entry of a Consent Order and Judgment (“Consent Order”) with the court pursuant to which the District, upon receipt of all amounts due under the Consent Order, released Mr. Saylor and the Company from all claims and liabilities that the District asserted, could have asserted, or may assert in the future based on the conduct described in the complaints filed in the case.

In connection with the Consent Order, on May 31, 2024, the Company and Mr. Saylor entered into an agreement pursuant to which Mr. Saylor and the Company agreed that Mr. Saylor would pay $40,000,000 due to the District to settle the case and resolve the litigation with the District. Pursuant to a separate agreement between Mr. Saylor and the Company, Mr. Saylor paid this settlement amount to the District in full and the Company is not obligated to make any contribution to the settlement payment. On July 15, 2024, Mr. Saylor and the Company entered into a separate agreement with counsel to Tributum, LLC, the relator in the case (“Relator”), to resolve the amount due to such counsel in satisfaction of Relator’s claims for statutory expenses, attorneys’ fees and costs. Pursuant to the separate agreement between Mr. Saylor and the Company, Mr. Saylor paid this settlement amount in full and the Company is not obligated to make any contribution to this settlement payment.

STRATEGY | 2025 Proxy Statement	17

Except as may be the case with respect to the matters discussed in the preceding paragraphs and as may otherwise be disclosed in “Executive and Director Compensation—Executive Officer Compensation” or “Executive and Director Compensation—Director Compensation,” there have been no related person transactions required to be reported pursuant to rules or regulations promulgated by the Exchange Act since the beginning of 2024.

Board of Directors

Our Board is currently comprised of Messrs. Saylor, Le, Brooks, Graham, Patten, Rechan, Rickertsen and Winiarski, and Ms. Dietze. During 2024, the Board met fourteen times and acted by unanimous written consent six times. All then-current members attended all the meetings of the Board in 2024.

Nasdaq Stock Market, Inc. (“Nasdaq”) Listing Rules require a majority of a listed company’s board of directors to be comprised of independent directors. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees be independent. Audit committee members must also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act, and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

The Board has determined that each of the Company’s non-employee directors is an independent director as defined in Rule 5605(a)(2) of the Nasdaq listing rules. In considering director independence, the Board took into account information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships. Additionally, the Board considered two transactions disclosed by Mr. Winiarski. In the first transaction, the Company sold business analytics products and services in the ordinary course of business to an operating subsidiary company of Fanatics Holdings, Inc. to which Mr. Winiarski serves as the Chief Legal Officer. In the second transaction, a related person to Mr. Winiarski is employed by an entity to which the Company has similarly sold products and services in the ordinary course of business. Both transactions were conducted on an arm’s-length basis, with terms consistent with those available to other similar customers of the Company and neither transaction was material to the organizations involved. Additionally, neither Mr. Winiarski nor any related person had any material interest in, or received any compensation in connection with, these transactions.

Neither Mr. Saylor nor Mr. Le is an independent director under Rule 5605(a)(2) because they are our Executive Chairman and Chief Executive Officer (“CEO”), respectively. Independent directors collectively constituted during 2024, currently constitute, and following the Annual Meeting (if all nominees are elected) will constitute a majority of the Board.

The independent members of the Board regularly meet in executive sessions without any employee director or other members of management in attendance.

The Company’s certificate of incorporation and by-laws require the Company to indemnify its directors and officers to the fullest extent permitted by Delaware law. As discussed above, in 2021, the Company determined not to renew its directors’ and officers’ liability insurance policy due to the Company’s inability to obtain acceptable terms due to market trends toward higher premiums and the novelty of the Company’s bitcoin acquisition strategy. Instead, Mr. Saylor agreed with the Company to personally provide coverage substantially equivalent to such a policy for up to a one-year period, and the other members of the Board were third-party beneficiaries thereof. As further discussed above, in 2022 and 2023, the Company entered into additional agreements with Mr. Saylor (and extended the 2023 Tail Agreement in 2024), who continued to personally provide directors’ and officers’ liability coverage. In order to assess the independence of its non-employee directors, the Board considered the indemnification agreements that the Company entered into with Mr. Saylor relating to the indemnification of directors and officers. The Board concluded that because such arrangements are governed by binding agreements with the Company as to which Mr. Saylor does not have unilateral

18	STRATEGY | 2025 Proxy Statement

discretion to perform, and because they are intended to replace or supplement, as applicable, an ordinary course insurance policy, those agreements would not impair the independent judgment of the other non-employee members of the Board.

Cessation of Controlled Company Status

The Company previously disclosed in its Form 8-K filed with the SEC on November 12, 2024, that it is no longer a “controlled company” as defined under the Nasdaq listing rules. For further details, please refer to that filing. After ceasing to be a “controlled company”, a Nasdaq listed company is required, in accordance with permitted phase-in periods, to have a majority of independent directors on its board of directors, a compensation committee consisting solely of independent directors and a director nominations process whereby directors are selected by a nominations committee consisting solely of one or more independent directors or by a vote of the board of directors in which only independent directors participate.

The Board currently consists of a majority of independent directors and the compensation committee currently consists solely of independent directors. In November 2024, the Board established a nominating committee (the “Nominating Committee”), presently compromised of Carl J. Rickertsen, an independent director, as the sole member of the Nominating Committee, and adopted a Nominating Committee charter.

Audit Committee

The Board has established a standing Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act and adopted the Amended and Restated Charter for the Audit Committee, which is publicly available on the Corporate Governance section of our website, www.strategy.com/investor-relations. The Audit Committee reviews our accounting and financial reporting processes, the internal and external audits of our financial statements, and the effectiveness of our controls over financial reporting, provides the opportunity for direct contact between our independent registered public accounting firm and the Board, and provides information about significant financial matters to the Board. Additionally, the Audit Committee is responsible for coordinating the Board’s oversight of risk assessment and management for data privacy and cybersecurity.

The Audit Committee is currently comprised of Messrs. Graham (Chair), Patten, Winiarski and Ms. Dietze. During 2024 through April 27, 2025, the Audit Committee was comprised of Messrs. Graham (Chair), Patten and Rickertsen. During 2024, the Audit Committee met five times and acted by unanimous written consent three times. All then-current members attended all the meetings of the Audit Committee in 2024.

The Board has determined that each member of the Audit Committee meets the Nasdaq listing rules’ definition of an independent director for audit committee purposes, as well as the independence requirements of Rule 10A-3 under the Exchange Act. The Board has designated Mr. Graham as an audit committee financial expert, as defined in Item 407(d)(5)(ii) of Regulation S-K. Additional information regarding the Audit Committee and its functions and responsibilities is included in this proxy statement under the caption “Audit Committee Report.”

Compensation Committee

The Board has established a standing Compensation Committee and adopted the Fifth Amended and Restated Charter for the Compensation Committee, which is publicly available on the Corporate Governance section of our website, www.strategy.com/investor-relations. The Compensation Committee determines the compensation arrangements of all executive officers of the Company, equity awards, including awards under the MicroStrategy Incorporated 2023 Equity Incentive Plan (as amended, the “2023 Equity Plan”), and arrangements relating to certain perquisites and personal benefits provided to our executive officers, and performs other functions related to compensation matters. The Compensation Committee may delegate any of its responsibilities to (i) a subcommittee comprised of one or more members of the Compensation Committee or (ii) subcommittee consisting of at least two members of the Compensation Committee, each of whom qualifies as a “non-employee director,” as such term is defined from time to time in Rule 16b-3 promulgated under the Exchange Act, and the rules and regulations thereunder.

The Compensation Committee is currently comprised of Messrs. Rickertsen (Chair), Patten, and Rechan. During 2024, the Compensation Committee met one time and acted by unanimous written consent ten times. All members attended all the meetings of the Compensation Committee in 2024.

The Board has determined that each member of the Compensation Committee meets the Nasdaq listing rules’ definition of an independent director for compensation committee purposes, as well as the independence requirements of Rule 10C-1 under the Exchange Act. Each member of the Compensation Committee is also a non-employee director, as defined in Rule 16b-3 under the Exchange Act. Additional information regarding the Compensation Committee and its functions and responsibilities is included in

STRATEGY | 2025 Proxy Statement	19

this proxy statement under the captions “Executive and Director Compensation—Compensation Discussion and Analysis” and “Executive and Director Compensation—Compensation Committee Report.”

Investments Committee

The Board has established a standing Investments Committee of the Board (the “Investments Committee”). The Investments Committee has been delegated authority to acquire, dispose of, and manage alternative assets owned by the Company, including bitcoin. Management regularly consults with the Investment Committee regarding the execution of the Company’s bitcoin strategy.

The Investments Committee is currently comprised of Messrs. Saylor (Chair) and Graham. During 2024, the Investments Committee did not meet, but acted by unanimous written consent eight times.

In August 2022, in connection with his transition to serving as the Company’s Executive Chairman, Mr. Saylor assumed the role of Chair of the Investments Committee, a position in which he provides oversight of the Company’s execution of its bitcoin strategy.

Nominating Committee

The Board has established a standing Nominating Committee and has adopted the Charter for the Nominating Committee, which is publicly available on the Corporate Governance section of our website, www.strategy.com/investor-relations. The Nominating Committee has been delegated the authority to exercise oversight of director nominations, which includes:

•	identifying individuals qualified to become Board members, consistent with criteria approved by the Board, if any;

•	recommending to the Board the nominees for election as directors at any meeting of stockholders and the persons to be elected by the Board to fill any vacancies of the Board;

•	in making such recommendations, considering candidates proposed by stockholders, if any; and

•	reviewing with the Board, on an annual basis, the requisite skills and criteria for new Board members as well as the composition of the Board and its committees.

Mr. Rickertsen is currently the sole member of the Nominating Committee. Our Board has determined that Mr. Rickertsen meets the Nasdaq listing rules’ definition of an independent director. During 2024, the Nominating Committee did not meet, but acted once by unanimous written consent.

Board Leadership Structure

Mr. Saylor is the Chairman of the Board and is our Executive Chairman. Mr. Le is our President & CEO. Our Board has determined that separating the CEO and Chairman roles, as effected by the August 2022 transition when Mr. Le became our CEO and Mr. Saylor became our Executive Chairman, is appropriate as it allows the CEO to implement our corporate strategies and to lead and manage our day-to-day operations, while enabling the Chairman of the Board to focus on innovation and our long-term corporate strategy, while continuing to provide oversight of the Company’s bitcoin strategy as the Chairman of the Investments Committee. Having served as the Company’s CEO for more than 30 years, Mr. Saylor continues to be extremely knowledgeable about the Company’s business and strategy and, therefore, we believe it remains appropriate for him to serve as the Chairman of the Board. In addition, Mr. Saylor’s service as Chairman of the Board allows him to provide strategic input on the type and number of issues proposed for Board consideration by helping to set and approve agendas for meetings and helping to ensure appropriate discussion of Board level issues.

We do not have a lead independent director or a presiding director. However, the independent directors regularly meet in executive sessions of the Board.

Oversight of Risk

Our Board oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The role of our Board and its committees is to oversee the risk management activities of management. They fulfill this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, our Board oversees risk management activities relating to business strategy, capital allocation, organizational structure, and certain operational risks. Our Audit Committee oversees risk management activities relating to financial controls, and legal and compliance risks, and coordinates the Board’s oversight of data privacy and cybersecurity risks. Our Compensation Committee oversees risk management activities relating to the Company’s compensation policies and practices, and our Investment Committee analyzes and considers investment and financial risks in connection with the execution of our bitcoin strategy. In addition, since risk issues often overlap, committees from time to time can request that the full Board discuss particular risk issues.

20	STRATEGY | 2025 Proxy Statement

Director Candidates

As noted above, we have established a Nominating Committee, which is responsible for evaluating and recommending director nominees to our Board. The Nominating Committee will, from time to time, evaluate biographical information and background materials relating to potential candidates and interview selected candidates. The Nominating Committee may also use a third-party search firm to identify director candidates in situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

In considering whether to nominate any particular candidate for election to the Board, the Nominating Committee uses various criteria to evaluate each candidate, including each candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest, and ability to act in the interests of our stockholders.

In addition, the Board has adopted a Board Diversity Policy, under which the pool of candidates from which Board nominees are chosen is required to include candidates who are diverse with respect to gender, race, ethnicity and/or membership in a historically underrepresented group. In addition, the Nominating Committee is required, in selecting Board nominees, to consider candidates from both corporate positions beyond the executive suite and non-traditional environments, including government, academic, and nonprofit organizations. The Nominating Committee will assess the effectiveness of the Board Diversity Policy whenever it considers adding one or more new directors by subjectively considering the extent to which candidates who are diverse with respect to gender, race, ethnicity and/or membership in a historically underrepresented group were identified for consideration in accordance with the Board Diversity Policy. The Nominating Committee also considers whether a potential nominee would satisfy the Nasdaq listing rules’ definition of an independent director and the SEC’s definition of an audit committee financial expert. The Nominating Committee does not set specific minimum qualifications or assign specific weights to particular criteria and no particular criterion is a prerequisite for a prospective nominee.

We do not have a formal policy with respect to the consideration of director candidates recommended by our stockholders. Stockholder recommendations relating to director nominees or other proposals may be submitted in accordance with the procedures set forth above under “Information Regarding the Annual Meeting of Stockholders—Stockholder Proposals.” Any stockholder nominations proposed for consideration should include the nominee’s name and qualifications. Such nominations will be evaluated in the same manner as nominations by members of the Board, management, or other parties. Stockholders may also send communications to the Board in accordance with the procedures set forth below under “Corporate Governance and the Board of Directors and its Committees—Communicating with the Board of Directors.”

The Nominating Committee has used in the past, and may in the future use, third-party search firms to identify director candidates. In 2024, the Nominating Committee did not engage third-party search firms to assist in identifying and screening potential director candidates. Each of Ms. Dietze and Mr. Brooks was recommended to the Nominating Committee by an affiliate of a then or former stockholder of the Company, and Mr. Winiarski was recommended to the Nominating Committee by a third-party that provided professional services to an executive officer of the Company. Further, we engaged a third-party firm to perform background checks on each of Ms. Dietze, Mr. Brooks and Mr. Winiarski before their nominations to the Board, but we did not employ any executive search firm, or pay a fee to any other third party to locate qualified candidates for director positions.

Directors’ Attendance at Annual Meeting of Stockholders

Although we do not have a policy with respect to directors’ attendance at our Annual Meeting, all directors are encouraged to attend the Annual Meeting. All six members of the Board, constituting the entire Board at the time of the 2024 Annual Meeting of Stockholders, attended the 2024 Annual Meeting of Stockholders, which was held in virtual format only.

Communicating with the Board of Directors

Stockholders who wish to send communications to the Board may do so by writing to the General Counsel of Strategy, c/o MicroStrategy Incorporated d/b/a Strategy, 1850 Towers Crescent Plaza, Tysons Corner, Virginia 22182. The mailing envelope must clearly indicate that the enclosed letter is a “Stockholder-Board Communication.” All such letters must identify the author as a stockholder and include the stockholder’s full name, address, and a telephone number. If the letter is intended for a specific Board member, the name of such Board member should be noted in the communication. The General Counsel will forward any such correspondence to the intended recipient. However, prior to doing so, the General Counsel or his designee will review such correspondence and, in his or her discretion, may not forward communications that relate to ordinary business affairs, communications that are primarily commercial in nature or personal grievances, or communications that relate to an improper or irrelevant topic or are otherwise inappropriate for the Board’s or any individual Board member’s consideration.

STRATEGY | 2025 Proxy Statement	21

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, officers, and holders of more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act to file reports of their ownership and changes in ownership of such securities with the SEC. On February 12, 2025, the Company’s general counsel, W. Ming Shao, learned that, on March 3, 2020, Mr. Shao’s broker erroneously sold five (5) shares of Company Class A Stock held by Mr. Shao, at a price of $133.9574 per share. This sale was made without Mr. Shao’s knowledge or authorization. The amount of shares sold and the per share price was reported on a Form 5 filed with the SEC on February 14, 2025, and was adjusted to reflect a
10-for-1
forward stock split effected by the Company on August 7, 2024. Based solely on our review of the reports filed during 2024 and written representations from our directors and officers that no other reports were required, all other Section 16(a) filing requirements were satisfied with respect to 2024.
Code of Ethics
The Board, through its Audit Committee, has adopted a Code of Ethics that applies to Strategy’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and such other personnel of Strategy or its majority-owned subsidiaries as may be designated from time to time by the Chair of the Audit Committee. The Code of Ethics, as amended, is publicly available on the Corporate Governance section of our website,
www.strategy.com/investor-relations
. We intend to disclose any amendments to the Code of Ethics or any waiver from a provision of the Code of Ethics on the Corporate Governance section of our website,
www.strategy.com/investor-relations
.
Clawback Policy
The Company has adopted a clawback policy in compliance with Nasdaq listing rule 5601 and Rule
10D-1
of the Exchange Act effective October 2, 2023. This clawback policy applies to current or former officers of the Company (as defined in
Rule 16a-1(f)
under the Exchange Act or to the extent Nasdaq listing rule 5608 otherwise provides, such officers as provided under Rule 5608) (“Covered Officers”) and requires us, subject to limited exemptions provided by Nasdaq rules, to act to recover incentive-based compensation erroneously received on or after October 2, 2023 by our current or former Covered Officers and within the three fiscal years preceding the date an accounting restatement is determined to be required. For more information, see our Dodd-Frank Compensation Recovery Policy, which is included as an exhibit to our Annual Report on Form
10-K
for the fiscal year ended December 31, 2024.
Insider Trading Policy
Our Board has adopted an
insider
trading policy governing the purchase, sale, disposition and other transactions in our securities by our directors, officers, employees and certain other covered persons. We believe our insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and Nasdaq listing standards. The policy prohibits our directors, officers, employees and certain other covered persons from illegally trading in Company securities, including common stock, debt securities, preferred stock and related derivative securities while aware of material non-public
information about the Company or its securities. Additionally, Company personnel and related persons are prohibited from trading securities during various times throughout the year, and certain individuals must receive pre-clearance
from our certain designated compliance officers prior to engaging in transactions in our securities. Our insider trading policy is filed as an exhibit to our Annual Report on
Form 10-K
for the year ended December 31, 2024.

22	STRATEGY | 2025 Proxy Statement

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Overview

This section explains our executive compensation philosophy and objectives, how our objectives are implemented, the elements of our executive compensation program, and the decisions made with respect to 2024 regarding the compensation of each of our executive officers who served in 2024. We refer to the following individuals in our Compensation Discussion and Analysis as our “executive officers”:

Michael J. Saylor Executive Chairman & Chairman of the Board	Phong Q. Le President & Chief Executive Officer

W. Ming Shao Executive Vice President, General Counsel & Secretary	Andrew Kang Executive Vice President & Chief Financial Officer

All of these individuals constitute our “named executive officers” for 2024 (as defined in Item 402(a)(3) of Regulation S-K).

General Philosophy and Compensation Objectives: Performance, Alignment, and Retention

The goal of our compensation program for our executive officers is the same as our goal for operating the Company—to create long-term value for our stockholders. In furtherance of this goal, our executive compensation program is designed to achieve the following objectives:

•	Individual Performance: reward, motivate, and provide incentives for exceptional individual performance and effective leadership by our executive officers;

•	Company Performance: reward executive officers for superior financial and operating results of the Company;

•	Stockholder Alignment: align our executive officers’ interests with those of our stockholders; and

•	Retention: attract and retain executive officers who may be presented with other professional opportunities.

These objectives serve as the basis for determining the overall compensation of each executive officer, all in the context of general economic and industry conditions and Company performance.

Key elements of our executive compensation program for 2024 that were designed to achieve these objectives included:

•	Base Salary: a base salary for each of our executive officers (other than Mr. Saylor) designed to help retain and reward them for overall performance;

•

Annual Cash Bonus: a discretionary annual cash bonus target for our executive officers (other than Mr. Saylor) designed to help retain, reward, and motivate them based on a subjective evaluation of their achievement of strategic, operational, and financial objectives in their areas of responsibility that support our goal of enhancing stockholder value; and

•

Long-term Incentives: long-term incentives in the form of stock options, RSUs and PSUs granted to each of our executive officers (other than Mr. Saylor) under the 2023 Equity Plan, which are designed to provide them with long-term performance-based incentives that are intended to encourage retention and further align their interests with those of our stockholders.

We also provided each of our executive officers with certain perquisites and other benefits in 2024 that the Compensation Committee and Mr. Le, as applicable, believed were reasonable and consistent with the objectives of our executive compensation program. Perquisites comprised the most significant portion of Mr. Saylor’s 2024 compensation, principally as a result of security and transportation-related benefits and associated tax gross-up payments that are discussed below.

In determining executive officer compensation for 2024, the Compensation Committee and Mr. Le, as applicable, considered the stockholder support that the “say-on-pay” proposal received at our 2023 Annual Meeting of Stockholders. We believe that our compensation program is effectively designed to implement our objectives and is aligned with the interests of our stockholders.

STRATEGY | 2025 Proxy Statement	23

Implementing Our Objectives

Role of the Compensation Committee and President & CEO

On November 12, 2024, Mr. Saylor’s aggregate voting power for the election of directors of the Company fell to less than 50%. As a result, since that date (which we refer to as the “transition date”), we no longer qualify for the “controlled company” exemption under Nasdaq listing rules.

Prior to the transition date, the Compensation Committee had the authority and responsibility to develop, adopt, and implement compensation arrangements for Mr. Saylor, our Executive Chairman, and for Mr. Le, our President & CEO, and Mr. Le, in his capacity as President & CEO, had the authority and responsibility to develop, adopt, and implement compensation arrangements (other than equity compensation) for all executive officers other than himself and Mr. Saylor. Consistent with the Nasdaq listing rules applicable to controlled companies, Mr. Le made compensation determinations regarding executive officers other than himself and Mr. Saylor in periodic consultation with the Compensation Committee.

Subsequent to the transition date, our Compensation Committee has had the authority and responsibility to develop, adopt, and implement compensation arrangements for all executive officers. Both prior to and subsequent to the transition date, the Compensation Committee has had the authority and responsibility to determine the grant of equity awards under the 2013 Stock Incentive Plan (as amended, the “2013 Equity Plan”) and the 2023 Equity Plan for all executive officers.

Role of the Compensation Consultant

The Compensation Committee engaged Willis Towers Watson US LLC (“WTW”) as a compensation consultant to review and assist the Company in developing a compensation peer group, and to review the Company’s executive and Board compensation, and to inform the Compensation Committee’s and Mr. Le’s (prior to the transition date) determinations of compensation levels for its executive officers. The Compensation Committee reviewed analyses prepared by WTW in making compensation determinations with respect to the President & CEO’s base salary and cash bonus target for 2024, and Mr. Le reviewed these analyses in making base salary and cash bonus target determinations for 2024 with respect to Messrs. Kang and Shao. Additionally, the Compensation Committee reviewed analyses prepared by WTW in assessing (i) changes to compensation of non-employee directors, which became effective in 2023, and (ii) the size and terms of initial equity grants to newly appointed non-employee directors, which the Board approved in 2024, and which the Company’s stockholders ratified in 2025. The Company also engaged WTW to advise on equity compensation matters in 2022, compensation matters generally in 2023, and to assist the Compensation Committee with the preparation of a compensation risk analysis in 2024. WTW did not provide any other services to us or our affiliates during 2024 and the work of WTW for the Compensation Committee did not result in any conflicts of interest.

In 2022, in consultation with WTW, we developed the below peer group, which informed the Compensation Committee’s and Mr. Le’s review of our executive compensation program for 2024. We selected our peer group of companies based on a combination of factors, including industry classification and size (including employee count, revenue, and market capitalization).

• Altair Engineering Inc.	• Enfusion, Inc.	• Five9, Inc.	• Progress Software Corp.

• Alteryx, Inc.*	• Everbridge, Inc.*	• Guidewire Software, Inc.	• SPS Commerce Inc.

• Coupa Software Inc.*	• EverCommerce Inc.	• New Relic, Inc.*	• Teradata Corp.

• DOMO, Inc.	• EVO Payments, Inc.*	• Pegasystems Inc.	• Verint Systems Inc.

*

Since the initial preparation of the peer group in 2022, each of Alteryx, Inc., Coupa Software Inc., Everbridge, Inc., Evo Payments, Inc., and New Relic, Inc. has been acquired and is no longer publicly traded.

As of June 1, 2022, our market capitalization was at the 38th percentile relative to our peer group, and for the year ended December 31, 2021 (the most recently completed fiscal year when this peer group was approved), our revenue was at the 38th percentile relative to our peer group.

The Compensation Committee reviewed the relevance of the peer group in the third and fourth quarters of 2024 and developed two separate peer groups for use by the Compensation Committee in assessing executive officer compensation for 2025: a peer group consisting of companies engaged in the development and sale of enterprise software, and an

24	STRATEGY | 2025 Proxy Statement

alternative peer group consisting of companies that engage in digital assets and share other similarities with the Company. The Compensation Committee and Mr. Le, as applicable, referred to the peer group developed in 2022 when reviewing and determining 2024 executive compensation, and the Compensation Committee referred to these updated peer groups with respect to 2025 executive compensation determinations, using the enterprise software peer group for compensation decisions with respect to officers primarily engaged in the Company’s software operations, and the alternative peer group for compensation decisions with respect to officers that contribute substantially to the Company’s bitcoin strategy.

Determining Compensation

Our executive compensation decisions are primarily based on a review of our performance and a subjective assessment of the executive officer’s performance during the year against strategic, operational, and financial objectives. The Compensation Committee takes, and prior to the transition date, the President & CEO took into account the scope of the executive officer’s responsibilities, unique leadership skills and management experience, strengths and abilities in his respective area of responsibility, employment and compensation history with us, overall compensation arrangements, and long-term potential to enhance stockholder value, all in the context of general economic and industry conditions, Company performance, and the executive compensation practices of the companies in our peer group. As discussed in greater detail below, in light of the significant value that our executive officers have generated for our stockholders through execution of our bitcoin strategy since our adoption of this strategy in 2020, the Compensation Committee also considers, and prior to the transition date, the President & CEO considered the contributions of officers who are most critically involved in the execution of our bitcoin strategy when making compensation determinations. Specific factors that may affect executive compensation decisions include:

•	achievement of strategic and operational objectives, such as execution of our bitcoin and business software strategies;

•	operational, financial, and human capital management initiatives;

•	technological innovation and product release execution; and

•	oversight of corporate governance, commercial contracts, legal risk management, and other legal matters.

The Compensation Committee subjectively combines the compensation elements for each executive officer in a manner that it believes is consistent with the executive officer’s role and contributions to the Company. The Compensation Committee incorporates flexibility into its compensation program and the assessment process to respond to and adjust for an evolving and dynamic business environment. The President & CEO also applied these same considerations and approaches in making compensation determinations prior to the transition date for executive officers other than himself and Mr. Saylor in 2024.

The Compensation Committee generally makes determinations regarding adjustments to base salary and annual discretionary cash bonus targets for our executive officers, in the first quarter of each year. Determinations regarding the payment of bonuses to executive officers are generally made in the first quarter of the following year. In the first quarter of 2024, the Compensation Committee established the discretionary bonus target for Mr. Le, and Mr. Le established the discretionary bonus targets for Messrs. Kang and Shao, with respect to 2024. In the first quarter of 2025, the Compensation Committee made bonus determinations with respect to 2024 for all executive officers.

For 2024, the Compensation Committee and the President & CEO, as applicable, established compensation based on their respective subjective determinations of the factors discussed above as well by reference to peer group benchmarking. In particular, the Compensation Committee reviewed analyses prepared by WTW with respect to Mr. Le’s cash compensation when setting Mr. Le’s base salary and bonus targets for 2024. The Compensation Committee also considered recommendations from the President & CEO in establishing other compensation arrangements. Similarly, the President & CEO referred to WTW’s analysis when setting base salary and bonus target compensation for Messrs. Kang and Shao. The Compensation Committee and President & CEO, as applicable, did not assign relative weights to Company and individual performance in establishing these compensation arrangements, but instead made respective subjective determinations after considering such performances collectively.

Employment and Severance Agreements

As a general matter, our executive officers do not have standing employment, severance, or change-of-control agreements. However, Mr. Kang’s offer letter in connection with the commencement of his employment with the Company included a one-time reporting bonus of $100,000, and a severance arrangement in the event that his employment was terminated without cause, as defined in the offer letter, in an amount equal to twelve (12) months of base salary and an additional

STRATEGY | 2025 Proxy Statement	25

amount to be determined by the Company not to exceed his annual bonus potential prorated for the time he worked in that year up through his termination date, contingent on signing and not revoking a general release of claims against the Company.

Our Executive Chairman and President & CEO serve at the will of the Board, and the other executive officers serve at the will of the Board and the President & CEO. This approach is consistent with our employment and compensation philosophy that relies significantly upon providing incentives based on performance and aligning the interests of executive officers with those of our stockholders.

Equity Ownership Guidelines

As of April 22, 2025, Mr. Saylor was deemed to own 378,500 shares of Class A Stock held by a charitable foundation for which Mr. Saylor serves as the sole trustee and as to which Mr. Saylor disclaims beneficial ownership and 19,616,680 shares of Class B Stock, collectively representing 44.1% of the total voting power of the Company and beneficial ownership of 7.4% of our Class A Stock (see footnote (1) to the table set forth above in “Security Ownership of Certain Beneficial Owners and Management” for information about the calculation of total voting power and beneficial ownership of Class A Stock). Given the significant equity stake already held by Mr. Saylor, we do not believe that any equity ownership guidelines would be meaningful.

Prohibition on Hedging Transactions

Our insider trading policy prohibits our directors, officers, and employees (and anyone acting on their behalf) from engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities.

Elements Used to Achieve 2024 Compensation Objectives

The principal elements of our 2024 compensation program for each of our named executive officers were the following:

Michael J. Saylor: a stock option award granted in 2014, which Mr. Saylor exercised in full prior to its expiration in April 2024, and perquisites consisting principally of security and transportation-related benefits and associated tax gross-up payments.

Phong Q. Le: a base salary, a discretionary annual cash bonus target, and stock options, RSUs and PSUs.

Andrew Kang: a base salary, a discretionary annual cash bonus target, and stock options, RSUs and PSUs.

W. Ming Shao: a base salary, a discretionary annual cash bonus target, and stock options, RSUs and PSUs.

We also provided each of our executive officers with certain perquisites and other benefits in 2024 that Mr. Le believed, and the Compensation Committee believes, are reasonable and consistent with the objectives of our executive compensation program. Each of these compensation elements satisfies one or more of our performance, alignment, and retention objectives, as described more fully below.

Base Salary

We provide cash compensation in the form of base salary to help (i) attract and retain talented executive officers and (ii) reward overall performance by our executive officers. For 2024, a competitive base salary was an important component of compensation as it provided a degree of financial stability for each of our executive officers other than Mr. Saylor.

In September 2014, at Mr. Saylor’s request, the Compensation Committee reduced Mr. Saylor’s annual base salary to $1. The Compensation Committee considered that following the reduction in Mr. Saylor’s salary and elimination of his incentive cash bonus arrangement, substantially all of Mr. Saylor’s non-perquisite compensation would be directly tied to the Company’s stock performance based on equity awards received by Mr. Saylor prior to 2024, which is consistent with the Company’s compensation policies approved by stockholders at our 2023 Annual Meeting of Stockholders, and that such change would not adversely impact his financial stability. The Compensation Committee considered Mr. Saylor’s compensation arrangements in each of February 2024 and February 2025 and, in each case at Mr. Saylor’s request, left his annual base salary at $1.

26	STRATEGY | 2025 Proxy Statement

In February 2024, the Compensation Committee approved the base salaries for Messrs. Saylor and Le, and the President & CEO approved the base salaries for Messrs. Kang and Shao, effective January 1, 2024, as indicated in the table below. In February 2025, the Compensation Committee approved the base salaries for Messrs. Saylor, Le, Kang and Shao, effective January 1, 2025, as indicated in the table below.

	Base Salary as of December 31, 2023 ($)	Base Salary as of January 1, 2024 ($)	Base Salary as of January 1, 2025 ($)
Michael J. Saylor	1	1	1
Phong Q. Le	1,000,000	1,000,000	1,100,000
Andrew Kang	640,000	640,000	700,000
W. Ming Shao	640,000	640,000	700,000

In making these determinations with respect to 2024, the Compensation Committee and the President & CEO, as applicable, did not assign relative weights to Company and individual performance, but instead made subjective determinations that the amounts of base salary were appropriate and in so doing considered the following general factors:

•

each executive officer’s individual performance, as measured against various strategic, operational, and financial objectives in such executive officer’s area of responsibility such as operational excellence and revenue growth, as well as:

Phong Q. Le: his responsibilities as President and CEO, including executing on (i) management of the Company’s bitcoin-related initiatives and business strategy, (ii) his efforts in structuring and executing the Company’s debt and equity transactions and other treasury-related transactions, (iii) sales execution and performance, customer service, engagement, and consulting initiatives, (iv) the Company’s human capital management initiatives, and (v) the additional responsibilities Mr. Le undertook when he assumed the role as head of the Company’s sales organization and sales function in 2023;

Andrew Kang: financial, accounting, and strategic management initiatives, including his contributions to the Company’s bitcoin strategy and execution of the Company’s multiple debt and equity financing transactions; and

W. Ming Shao: oversight of corporate governance, legal risk management, commercial contracts and other legal matters, as well as executing on the Company’s bitcoin strategy, including his efforts in structuring and executing the Company’s multiple debt and equity transactions.

•

each executive officer’s job responsibilities as we implemented new business initiatives, including our business transformation initiative, focusing on revenue growth, and our adjusted strategic plan for an evolving business environment;

•

each executive officer’s strengths and abilities in his respective field, leadership skills, management experience, employment and compensation history, overall compensation arrangements, and long-term potential to enhance stockholder value;

•	the competitive market for talented executives with comparable experience and expertise; and

•	the Company’s performance over the prior several quarters and motivation to grow the business in the future, as well as general economic and industry conditions.

In addition, in making their determinations with respect to 2024 base salaries, the Compensation Committee and the President & CEO considered analyses received from WTW regarding executive compensation in the Company’s peer group and WTW’s conclusion that the 2023 base salaries for the named executive officers were in the upper quartile of the peer group and generally competitive with the market, and as such, determined that no increase in base salary was appropriate for 2024 relative to 2023. In determining to increase 2025 base salaries for Messrs. Le, Kang and Shao, the Compensation Committee considered the various factors discussed below, under “—Cash Bonuses.”

Each position is unique, not only in function, but also in terms of the market norms for compensation and the pool of potential executives who may be available to fill that particular role. Given these unique conditions, determinations regarding base salaries are unique to each executive officer and do not necessarily reflect any comparative judgments.

STRATEGY | 2025 Proxy Statement	27

Cash Bonuses

Our cash bonus compensation is designed to help (i) attract and retain talented executive officers, (ii) reward achievement of strategic, operational, and financial objectives that support our goal of enhancing stockholder value, and (iii) motivate executive officers to achieve superior performance in their areas of responsibility. Together with equity awards, our cash bonus compensation program is one of the main vehicles for providing performance-based compensation to executive officers. The Compensation Committee considers various factors in determining the form and structure of the cash bonus arrangement that is most appropriate for attracting, retaining, rewarding, and motivating the individual executive officer.

No Saylor Cash Bonus

In September 2014, at Mr. Saylor’s request, the Compensation Committee eliminated Mr. Saylor’s incentive cash bonus arrangement. The Compensation Committee considered that, following the reduction in Mr. Saylor’s salary and elimination of his incentive cash bonus arrangement, substantially all of Mr. Saylor’s non-perquisite compensation would be directly tied to the Company’s stock performance based on equity awards received by Mr. Saylor prior to 2024, which is consistent with the Company’s compensation policies approved by stockholders at our 2023 Annual Meeting of Stockholders, and that such change would not adversely impact his financial stability. The Compensation Committee considered Mr. Saylor’s compensation arrangements in each of February 2024 and February 2025 and, in each case at Mr. Saylor’s request, did not establish a cash bonus arrangement for him.

Annual Cash Bonuses

For 2024, Mr. Le’s compensation included a discretionary annual cash bonus target determined by the Compensation Committee based on its subjective evaluation of the appropriate target to help retain, reward and motivate Mr. Le, and the compensation of Messrs. Kang and Shao included discretionary annual cash bonus targets established by the President & CEO based in part on his subjective evaluation of the appropriate targets to help retain, reward, and motivate them. In setting the discretionary annual cash bonus targets for 2024, the Compensation Committee and the President & CEO, as applicable, considered analyses received from WTW regarding executive target bonuses as a percentage of base salary in the Company’s peer group and WTW’s conclusion that the 2023 target bonuses of the Company’s executive officers were generally aligned with the 75th percentile of the peer group or higher, with Mr. Kang’s cash bonus target approximating the 50th percentile.

In making these determinations of the discretionary annual cash bonus targets for 2024, the Compensation Committee and the President & CEO, as applicable, took into account the same factors described above with respect to base salary determinations. In setting target bonus amounts for the other executive officers, the President & CEO also considered the expectations for the business department headed by each executive officer and the executive officers’ potential for achieving the expectations. The Compensation Committee determined to leave the discretionary bonus target for Mr. Le unchanged for 2024, and the President & CEO determined to leave discretionary bonus targets for Messrs. Kang, and Shao unchanged for 2024, in each case after taking into consideration the factors described above.

When the Compensation Committee established the bonus targets for Mr. Le, and when Mr. Le established bonus targets for Messrs. Kang and Shao, management recommended that, in assessing the Company’s performance for 2024, the Compensation Committee consider achievement of the following goals:

•

operational goals relating to: (A) continued migration to the Company’s cloud product offering, (B) growth of sales of the Company’s AI product offering, (C) new customer sales, (D) sales through channel partners, and (E) demonstrated improvement in the Company’s internal velocity; and

•	corporate financial goals relating to growth in revenue and non-GAAP operating margin (with appropriate adjustments for, among other items, non-cash impacts of the Company’s digital asset holdings).

The Compensation Committee and the President & CEO, as applicable, believed that a discretionary annual cash bonus arrangement was an appropriate mechanism for retaining, rewarding, and motivating Messrs. Le, Kang, and Shao with respect to 2024 because each of these executive officers was responsible for, among other things, strategic and operational objectives that cannot always be measured by traditional financial metrics.

In 2024, the Company underwent significant transformation, as it raised $21.89 billion in equity and debt financings, purchased over 258,320 bitcoins, and experienced an increase in its market capitalization of 340%.

28	STRATEGY | 2025 Proxy Statement

Given the importance of the bitcoin strategy to value generation for the Company, the Compensation Committee, in determining the bonus awards for Messrs. Le, Kang and Shao with respect to 2024, subjectively assessed each applicable executive officer’s overall contribution to the bitcoin strategy, and his performance and achievement of various strategic, operational, and financial objectives, in relation to the target bonus amount that was previously established for each applicable executive officer, all in the context of general economic and industry conditions and Company performance. As a result, the Compensation Committee considered the following factors:

•

for Mr. Le, executing on the Company’s bitcoin-related initiatives and overall business strategy, including structuring and conducting the Company’s capital markets and other treasury-related transactions, driving the Company’s business transformation initiative, and leading the Company’s software business;

•

for Mr. Kang, leading the Company’s financial, accounting, tax and treasury activities, including implementing the Company’s bitcoin strategy and capital markets transactions, driving the Company’s business transformation initiative especially as it pertained to cost, accounting and operational areas relating to our software business; and

•

for Mr. Shao, leading the Company’s corporate governance, securities, contracts, and legal risk management activities, including implementing the Company’s bitcoin strategy and capital markets transactions, and driving the Company’s business transformation initiative especially as it pertained to the contracting process for our software business.

The Compensation Committee also considered:

•

each executive officer’s job responsibilities as the Company implemented new business initiatives, focused on revenue growth, and adjusted its strategic plan for an evolving business environment, including with respect to the Company’s business transformation initiative;

•

each executive officer’s strengths and abilities in his areas of responsibility, leadership skills, management experience, employment and compensation history, including the value of outstanding equity awards and amounts previously realized under previously granted equity awards, overall compensation arrangements, and long-term potential to enhance stockholder value;

•	the competitive market for talented executives with comparable experience and expertise; and

•	the Company’s performance over the prior several quarters as well as general economic and industry conditions.

Upon the recommendation of management, the Compensation Committee subjectively determined that each executive officer achieved 70% of his objectives for the software business, and 150% of his objectives for the bitcoin strategy, and that each objective should be weighed equally, resulting in an overall 110% bonus achievement, which is the average of these attainment percentages.

Accordingly, in the first quarter of 2025, the Compensation Committee determined the cash bonus awards for Messrs. Le, Kang and Shao with respect to performance in 2024 as follows:

	Individual Annual Cash Bonus Target for 2024 ($)	Achievement Percentage (%)	Individual Bonus Payout ($)

Phong Q. Le	800,000	110	880,000

Andrew Kang	500,000	110	550,000

W. Ming Shao	500,000	110	550,000

Equity Awards

In September 2013, the Board adopted the 2013 Equity Plan, and in April 2023, the Board adopted the 2023 Equity Plan, in each case in order to enhance our ability to attract, retain, reward, and motivate persons who are expected to make important contributions to the Company, and to provide such persons with equity ownership opportunities and performance-based incentives that are intended to further align their long-term interests with those of our stockholders.

STRATEGY | 2025 Proxy Statement	29

The 2023 Equity Plan replaced the 2013 Equity Plan, though awards outstanding under the 2013 Equity Plan as of the effective date of the 2023 Equity Plan remain outstanding. Employees, officers, directors, consultants, and advisors (as the terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act or any successor form) of the Company may be granted awards under the 2023 Equity Plan. As of April 22, 2025, an aggregate of 2,741,374 shares of our Class A Stock are authorized for issuance under the 2023 Equity Plan. No additional awards may be issued under the 2013 Equity Plan. The 2023 Equity Plan provides for the grant of incentive stock options intended to qualify as such under Section 422 of the Code, non-statutory stock options, restricted stock, RSUs, stock appreciation rights, other stock-based awards, and cash-based awards. Any type of award granted under the 2023 Equity Plan may be granted subject to the achievement of specified performance goals.

In 2023, based upon advice from WTW, the Compensation Committee granted PSUs to executive officers for the first time, and transitioned to a targeted allocation of equity award value of approximately 40% to stock options, 40% to PSUs and 20% to RSUs for executive officers. In 2024, the Compensation Committee continued its practice of granting equity awards to executive officers targeting a 40% / 40% / 20% allocation among stock options, PSUs and RSUs, but in recognition of the importance of the Company’s bitcoin strategy to stockholder value, the Compensation Committee also granted additional equity awards in the form of RSUs to Messrs. Le, Kang and Shao, as well as other personnel, who made and were expected to continue to make significant contributions to the Company’s bitcoin strategy.

In granting equity awards, the Compensation Committee, based on recommendations from the President & CEO, made subjective evaluations of appropriate award amounts to help attract, retain, reward, and motivate the applicable executive officer based on the scope of the executive officer’s responsibilities, employment, and compensation history with us, overall compensation arrangements, including outstanding equity awards held by the executive officer, and long-term potential to enhance stockholder value, all in the context of general economic and industry conditions and Company performance. The Compensation Committee generally targeted for each of the executive officers a total value of equity awards in the upper quartile relative to the Company’s peer group.

On August 7, 2024, the Company effected a 10-for-1 stock split (the “Stock Split”) of the Company’s Class A Stock and Class B Stock by means of stock dividend.

Pursuant to the 2023 Equity Plan, the Compensation Committee granted the following awards to named executive officers in March 2024 (retroactively adjusted to reflect the Stock Split):

	Stock Options	PSUs	RSUs

Phong Q. Le	26,730	18,630	29,280

Andrew Kang	9,550	6,660	21,300

W. Ming Shao	5,730	4,000	19,970

In each case, the awards were granted on the terms and conditions as described below. All outstanding awards are also subject to such other terms and conditions as are set forth in the applicable plan and the applicable award agreement.

Stock Options

Outstanding stock options generally vest as to 25% of the original number of shares subject to the award on the first anniversary of the grant date and as to an additional 25% on each anniversary thereafter until the award is vested in full, unless earlier terminated in accordance with the terms of the applicable equity plan or the applicable award agreement; provided that awards granted to executive officers will vest in full, to the extent not already vested, upon the occurrence of a “change in control event” if the executive officer is terminated without “cause” by the Company or resigns for “good reason” (in each case as defined in the applicable award agreement) within 12 months following the change in control event or if the acquiring company does not assume the award or substitute equivalent awards.

The outstanding stock options have an exercise price per share equal to the closing sale price of our Class A Stock as quoted on Nasdaq on the grant date and expire ten years following the grant date.

If a stock option recipient dies or becomes disabled before the final exercise date of an option, the option shall be exercisable within one year of the date of such death or disability; provided that such option shall be exercisable only to the extent that it was exercisable by the award recipient on the date of his or her death or disability and only until the final exercise date.

30	STRATEGY | 2025 Proxy Statement

If a stock option recipient ceases to be eligible to receive award grants under the applicable plan, including through termination of employment without cause, the stock option recipient generally retains the right to exercise his or her option to the extent that the option was exercisable on the date of such cessation for a period of three months after such cessation. However, if the stock option recipient is terminated for cause, the stock option recipient’s right to exercise his or her option terminates in full immediately upon such termination, and if the stock option recipient violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement, or other agreement between the stock option recipient and the Company, the stock option recipient’s right to exercise his or her option terminates in full immediately upon such violation.

RSUs

Outstanding RSUs generally vest as to 25% of the original number of shares subject to the award on the first anniversary of the grant date and as to an additional 25% on each anniversary thereafter until the award is vested in full, unless earlier terminated in accordance with the terms of the applicable equity plan or the applicable award agreement; provided that awards granted to executive officers will vest in full, to the extent not already vested, upon the occurrence of a “change in control event” if the executive officer is terminated without “cause” by the Company or resigns for “good reason” (in each case as defined in the applicable award agreement) within 12 months following the change in control event or if the acquiring company does not assume the award or substitute equivalent awards.

Absent a change in control event, if an RSU recipient ceases to be eligible to receive award grants under the 2013 Equity Plan or the 2023 Equity Plan, as applicable, including through termination of employment without cause, the RSUs that are unvested as of such time are forfeited immediately to the Company without payment of consideration.

PSUs

The Company’s PSU grants are subject to achievement of a total stockholder return (“TSR”) performance goal. Executive officers received a “target” number of PSUs. The number of PSUs that will vest will be determined based on the Company’s TSR over a three-year performance period relative to the TSR of the group of companies in the Nasdaq Composite Index. In the case of PSU awards granted in 2024, the performance period is March 21, 2024 to March 20, 2027. The Compensation Committee granted PSUs with a three-year cliff vesting period and potential payout factors in excess of 100% to promote retention. The Committee selected the Nasdaq Composite Index to measure the Company’s relative TSR because this index provides a sufficient number of comparable companies and represents a significant majority of the companies with which the Company competes for stockholder capital.

The measurement of the achievement of the TSR performance goal will be made based on the average stock price over a 90-trading day period for both the Company and the companies in the Nasdaq Composite Index as of both the beginning and the end of the performance period. Only companies that are in the Nasdaq Composite Index as of both the date that is 90 trading days before the first day of the performance period through, and including, the last day of the performance period will be included in the measurement. The measurement of the 90-trading day period at the beginning of the performance period begins on the day immediately prior to the first day of the performance period. The measurement of the 90-trading day period at the end of the performance period ends on the last day of the performance period.

The number of PSUs, if any, that vest will be determined and certified by the Compensation Committee following the end of the performance period and will be equal to the product of (i) the target number of PSUs and (ii) the applicable payout factor, calculated as set forth below:

The Company’s TSR Performance Stated as a Comparative Percentile Ranking Within the Members of the Nasdaq Composite Index	Payout Factor
≥ 75th Percentile	200%
50th Percentile	100%
25th Percentile	50%
< 25th Percentile	0%

The payout factor will be linearly interpolated for TSR performance between the 25th and 75th percentiles.

STRATEGY | 2025 Proxy Statement	31

Upon a change in control, achievement of the performance goal will be measured as of immediately prior to the closing of the change in control transaction, and the award will convert to a time-vested RSU for the remainder of the performance period, subject to acceleration on a qualifying termination (i.e., termination without cause or for good reason).
Upon death or disability of a participant, the award would remain outstanding and the participant or his or her estate would receive the pro rata portion of the shares that otherwise would have vested had the participant remained in service through the completion of the applicable performance period and certification of the achievement of the performance goal by the Compensation Committee.
Except as noted above, the participant is required to remain an eligible participant under the 2023 Equity Plan through the Compensation Committee’s certification of the achievement of the performance goal (which we expect to occur shortly after the end of the performance period) for the PSU to be eligible for vesting.
Additionally, several executive officers were granted equity awards in prior years. For a description of awards outstanding for each of the named executive officers as of December 31, 2024, please see the information in the table “Outstanding Equity Awards at 2024 Fiscal
Year-end”
in “Executive Officer Compensation.”
We believe that stock option awards, RSUs, PSUs, and discretionary cash bonus arrangements, as applicable, provide appropriate short and long-term incentives to our executive officers to increase stockholder value.
Policies and Practices Related to the Grant of Equity Awards
We typically grant equity awards, including stock options and restricted stock units, to our employees and directors on an annual basis. We may also grant equity awards to individuals upon hire or promotion or for retention purposes. During the last fiscal year, neither our Board nor the Compensation Committee took material nonpublic information into account when determining the timing or terms of equity awards, nor did we time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. Our non-employee
directors receive an annual stock option and restricted stock unit award, which is automatically effective on May 31 of each year. Additionally, newly appointed directors are automatically granted stock option and restricted stock unit awards upon their appointment to the Board pursuant to the terms of our 2023 Equity Plan.
Perquisites and Other Personal
Benefits
In 2024, we provided the executive officers with perquisites and other personal benefits that the Compensation Committee believes are reasonable and consistent with our overall compensation program. We believe that the cost of these benefits to us is a reasonable use of our resources and we monitor these costs closely in reviewing our compensation program. The Company’s payment of these costs may result in imputed compensation to the executive officers for tax purposes. These benefits are designed to:

•	allow our executive officers to participate in important Company meetings and other events;

•
allow our executive officers to maintain appropriate levels of visibility and activity in business, professional, and social circles that may benefit our business, as well as enjoying time with friends and family;

•
allow our executive officers (and in particular, our Executive Chairman) to make more productive and efficient use of their time for Company business and enhance their personal security, in particular during personal travel;

•
allow our executive officers (and in particular, our Executive Chairman) to be in communication with the Company and available to quickly respond to time-sensitive Company matters during personal travel in an environment that allows for confidential communications regarding Company business;

•	promote our executive officers’ health and well-being; and

•	enhance our ability to retain our executive officers.
The Company has a program pursuant to which it arranges for individual disability insurance policies to be provided to eligible executive officers and certain other senior employees as a supplement to the group disability insurance that is available to most Company employees and pays the premiums with respect to such supplemental policies. Certain of our executive officers are eligible to participate in this program.
The Company has a program pursuant to which it pays the cost of annual healthcare screenings for eligible executive officers. All executive officers are currently eligible to participate in this program.

32	STRATEGY | 2025 Proxy Statement

The Company’s executive officers are also eligible to participate in the Company’s 401(k) plan, which includes an employer match of up to $5,000 annually, and group term life insurance plan, each of which is a benefit available to most Company employees.
The Company owns a Bombardier Global Express XRS aircraft (collectively with additional aircraft that the Company may lease or charter, the “Company Aircraft”). The Company permits personal use of Company Aircraft by executive officers and employees of the Company when the applicable Company Aircraft is not being used exclusively for business.
The Company allows executive officers to make personal use of tickets to sporting, charity, dining, entertainment, or similar events, as well as use of corporate suites, club memberships, or similar facilities that the Company may acquire (collectively, the “Corporate Development Programs”).
From time to time, Strategy’s Board of Directors may hold meetings and other related activities in various locations, for which the Company pays specified travel, lodging, food, beverage, entertainment, and related expenses on behalf of the participants (including any participating executive officers) and their guests.
The Company sponsors an annual trip and related events for sales and service personnel who have met specified performance criteria as well as certain executive officers, other Company personnel, and their guests. The Company pays for specified travel, lodging, food, beverage, entertainment, and related expenses on behalf of the participants (including any participating executive officers) and their guests. The Company has established a policy that the compensation imputed to Michael Saylor as a result of this perquisite, excluding any associated tax gross-up
payments, may not exceed $30,000 in any fiscal year.
The Company may also request that Company personnel, including executive officers, participate in conferences, symposia, and other similar events or activities relating to the Company’s business for which the Company pays for the expenses of Company participants and their guests.
The Company also makes available to Mr. Saylor, as Strategy’s Executive Chairman, perquisites that are not generally available to other executive officers:

•
The Company permits Mr. Saylor to use the services of one or more drivers for his personal use. The Company has established a policy that the aggregate compensation to Mr. Saylor and any other director or employee of the Company as a result of personal use of such car services, excluding any associated tax gross-up
payments, may not exceed $100,000 in any fiscal year.

•
The Company subleases, at no rental cost, periodic use of a standard cubicle at the Company’s current headquarters building to Aeromar Management Company, LLC, which is a company wholly owned by Mr. Saylor and through which Mr. Saylor conducts personal business activities, and also allows Mr. Saylor certain use of assistants for personal matters.

•
The Company pays for various costs related to a security program pursuant to which security services are provided to Mr. Saylor, provided that the total cost to the Company of such program, together with any associated tax gross-up
payments to Mr. Saylor, does not exceed $1,400,000 in any given calendar year (the “Security Program Cap”).

•
The Company may hold, host, or otherwise arrange events, outings, or other similar entertainment functions at which Mr. Saylor is permitted to entertain personal guests. The Company has established a policy that the aggregate incremental cost to the Company of such entertainment activities (to the extent that they are not Corporate Development Programs) attributable to Mr. Saylor, including any associated tax gross-up
payments, may not exceed $75,000 in any fiscal year (the “Entertainment Events Cap”).

•	The Company permits Mr. Saylor to make personal use of the website, Michael.com, which is owned and maintained by the Company.
To the extent that any of the arrangements described above result in compensation to an executive officer, the Company pays to (or withholds and pays to the appropriate taxing authority on behalf of) such executive officer a tax gross-up
in cash approximating his (i) federal and state income and payroll taxes on the taxable income associated with such arrangements, plus (ii) federal and state income and payroll taxes on the taxes that the individual may incur as a result of the payment of taxes by the Company with respect to the imputed compensation, subject to the Entertainment Events Cap and Security Program Cap, as applicable.

STRATEGY | 2025 Proxy Statement	33

The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to the executive officers and may adjust, add, or eliminate certain perquisites or benefits.
Change-in-control
Agreement
The equity awards granted under the 2013 Equity Plan and 2023 Equity Plan to our executive officers provide, as applicable, (A) for stock options and RSUs vesting in full (i) upon the occurrence of a change in control event under specified conditions or (ii) upon the termination without cause or resignation for good reason of the applicable executive officer within 12 months following a change in control event, and (B) for PSUs, upon a change in control, measurement of achievement of the performance goal as of immediately prior to the closing of the change in control transaction, with the award converting to a time-vested RSU for the remainder of the performance period, subject to acceleration on a qualifying termination (i.e., termination without cause or for good reason), in each case as described above in the “—Elements Used to Achieve 2024 Compensation Objectives—Equity Awards” section. For details on potential payments upon a change in control, please see “Executive and Director Compensation—Executive Officer Compensation—Potential Payments Upon Termination or Change in Control.”
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation
S-K.
Based on such review and discussions, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form
10-K
for the year ended December 31, 2024.
By the Compensation Committee of the Board of Directors of MicroStrategy Incorporated d/b/a Strategy.

Carl J. Rickertsen
Jarrod M. Patten
Leslie J. Rechan

34	STRATEGY | 2025 Proxy Statement

Executive Officer Compensation

The compensation information set forth below relates to compensation paid by us to the individuals serving as either our principal executive officer or principal financial officer and the other executive officers who were serving as executive officers as of December 31, 2024. In this section, we refer to all of these individuals as our “named executive officers” or our “executive officers.”

Summary Compensation Table

The table below sets forth certain information concerning the compensation of the executive officers for the fiscal years ended December 31, 2024, December 31, 2023, and December 31, 2022, as applicable.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)		Total ($)

Michael J. Saylor(4) Chairman of the Board & Executive Chairman (Former Principal Executive Officer)	2024	1	—		—	—	791,911	(10)	791,912
	2023	1	—		—	—	799,669		799,670
	2022	1	—		—	—	670,811		670,812
Phong Q. Le(5) President & Chief Executive Officer	2024	1,000,000	880,000	(6)	10,404,497	2,978,845	472,805	(11)	15,736,147
	2023	1,000,000	680,000	(6)	5,954,383	—	393,872		8,028,255
	2022	939,773	770,000	(6)	—	18,324,800	139,787		20,174,360

Andrew Kang Executive Vice President & Chief Financial Officer	2024	640,000	550,000	(7)	5,451,954	1,064,271	112,138	(12)	7,818,363
	2023	640,000	425,000	(7)	2,126,570	920,217	46,067		4,157,854
	2022	413,333	424,658	(8)	987,200	1,921,500	5,080		3,751,771
W. Ming Shao Executive Vice President, General Counsel & Secretary	2024	640,000	550,000	(9)	4,422,290	638,563	17,660	(13)	6,268,513
	2023	640,000	425,000	(9)	1,913,802	—	52,344		3,031,146
	2022	640,000	550,000	(9)	—	6,983,800	36,487		8,210,287

(1)

Stock Awards include RSUs and PSUs. Represents the grant date fair value of RSUs and PSUs, calculated in accordance with FASB ASC Topic 718, “Compensation—Stock Compensation.” See Note 11 “Share-based Compensation” to the Company’s consolidated financial statements set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, for the assumptions made in determining grant date fair value for the RSUs and PSUs. This amount reflects the grant date fair value for the RSUs and PSUs and is not intended to represent the value, if any, that has been or will be actually realized by the individual.

(2)

Represents the grant date fair value of an option to purchase shares of our Class A Stock, calculated in accordance with FASB ASC Topic 718, “Compensation—Stock Compensation.” See Note 11 “Share-based Compensation” to the Company’s consolidated financial statements set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, for the assumptions made in determining grant date fair value for the option. This amount reflects the grant date fair value for the option and is not intended to represent the value, if any, that has been or will be actually realized by the individual.

(3)

All Other Compensation includes the value of perquisites and other personal benefits, employer 401(k) Plan Match, and group term Life Insurance for the executive officer, as well as tax gross-ups paid to such executive officer for the fiscal year.

For purposes of the amounts reported in this column for 2024:

•	“401(k) Plan Match” refers to matching payments of up to $5,000 annually made by the Company under the Company’s 401(k) plan, which is a benefit available to most Company employees;

•	“Company Aircraft” refers to the Bombardier Global Express XRS aircraft owned by the Company collectively with additional aircraft that we may lease or charter;

•	“Life Insurance” refers to premiums paid by the Company with respect to a group term life insurance plan, which is a benefit available to most Company employees;

•

“President’s Club” refers to an annual trip and related events for sales and services personnel who have met specified performance criteria as well as certain executive officers, other Company personnel, and their guests;

•	“Security Program” refers to the expenses related to the security program pursuant to which the Company pays for various costs related to the provision of security to Mr. Saylor;

•

“Supplemental Disability Insurance” refers to premiums paid by the Company with respect to individual disability insurance policies provided to certain Company personnel, including eligible executive officers, as a supplement to the group disability insurance that is available to most Company employees.

•	“Miscellaneous” refers to certain miscellaneous benefits, such as use of a Company website by Mr. Saylor.

See “Executive and Director Compensation—Compensation Discussion and Analysis” for further discussion of the benefits referred to in this footnote.

With respect to each item of All Other Compensation, we report the aggregate incremental cost to the Company. We generally calculate aggregate incremental cost to the Company by disregarding fixed costs that the Company has already incurred as a general matter but are necessary to provide the item and aggregating only the variable costs that the Company incurs as a result of providing the item to the executive officer. We calculate

STRATEGY | 2025 Proxy Statement	35

aggregate incremental cost to the Company for the following perquisites that represented the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for a particular executive officer as indicated below:

•

With respect to the Company Aircraft, we have determined that there is no aggregate incremental cost to the Company when personal guests of executive officers accompany executive officers on business flights. When the purpose of the flight is personal in nature, we determine the aggregate incremental cost of providing the Company Aircraft for personal use by aggregating variable costs associated with the particular flight such as fuel costs, crew travel expenses, casual and temporary labor costs, aviation staff expenses, aircraft trip planning fees, handler and landing fees, and catering costs

•

With respect to Mr. Saylor’s use of assistants for personal matters, we have determined that there is no aggregate incremental cost to the Company as such Company personnel are otherwise performing services for the Company in connection with the business of the Company.

•

With respect to the Security Program, we have determined that the aggregate incremental cost to the Company of providing this benefit is calculated by prorating certain aggregated costs associated with the operation of the Security Program by the percentage of time spent by the security specialists on matters that are personal in nature. Such costs include compensation and fees for the security specialists, travel, parking, lodging, and meal expenses associated with the provision of security services, consulting and advisory fees, rent and related office expenses, training, and other business costs. In addition, the aggregate incremental cost to the Company of providing the Security Program includes amounts paid by the Company to enhance the operation and security of the network infrastructure at certain properties owned by Mr. Saylor.

(4)	Mr. Saylor ceased serving as the Company’s Chief Executive Officer and began serving as the Company’s Executive Chairman in August 2022.
(5)

From July 2020 to May 2022, Mr. Le served as the Company’s President and ceased serving as the Company’s Senior Executive Vice President & Chief Operating Officer, but remained in his role as Chief Financial Officer. Mr. Le ceased serving as the Company’s Chief Financial Officer in May 2022 and began serving as the Company’s President & Chief Executive Officer in August 2022.

(6)	Amount shown represents a discretionary cash bonus awarded to Mr. Le for the respective fiscal year.
(7)	Amount shown represents a discretionary cash bonus awarded to Mr. Kang for the respective fiscal year.
(8)

Amount shown represents (i) a one-time reporting bonus of $100,000 and (ii) a prorated discretionary cash bonus of $324,658 awarded to Mr. Kang for 2022. The cash bonus award was a prorated amount to reflect time worked in 2022.

(9)	Amount shown represents a discretionary cash bonus awarded to Mr. Shao for the respective fiscal year.
(10)

Amount shown consists of (i) $299,834 in connection with the Security Program, (ii) $356,533 in connection with personal use of the Company Aircraft, (iii) $124,605 in tax gross-ups paid to Mr. Saylor for 2024, (iv) $6,000 in connection with personal use of a Company website, and (v) $4,939 in Supplemental Disability Insurance.

(11)

Amount shown consists of (i) $342,122 in connection with personal use of the Company Aircraft, (ii) $112,809 in tax gross-ups paid to Mr. Le for 2024, (iii) $12,679 in connection with President’s Club, (iv) $5,000 in connection with 401(k) Plan Match, and (v) $195 in connection with Life Insurance.

(12)

Amount shown consists of (i) $51,153 in connection with personal use of the Company Aircraft, (ii) $12,972 in connection with President’s Club, (iii) $42,818 in tax gross-ups paid to Mr. Kang for 2024, (iv) $5,000 in connection with 401(k) Plan Match and (v) $195 in connection with Life Insurance.

(13)	Amount shown consists of (i) $12,465 in Supplemental Disability Insurance, (ii) $5,000 in connection with 401(k) Plan Match, and (iii) $195 in connection with Life Insurance.

Grants of Plan-based Awards for 2024

The following table sets forth certain information concerning grants of plan-based awards to the executive officers for the fiscal year ended December 31, 2024, adjusted for the Stock Split:

			All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Grant Type
Michael J. Saylor	—	—	—	—	—	—
Phong Q. Le	3/21/2024	Options	—	26,730	159.929	$2,978,845
Phong Q. Le	3/21/2024	RSUs	29,280	—	—	$4,682,721
Phong Q. Le	3/21/2024	PSUs	18,630	—	—	$5,721,778
Andrew Kang	3/21/2024	Options	—	9,550	159.929	$1,064,271
Andrew Kang	3/21/2024	RSUs	21,300	—	—	$3,406,488
Andrew Kang	3/21/2024	PSUs	6,660	—	—	$2,045,466
W. Ming Shao	3/21/2024	Options	—	5,730	159.929	$638,563
W. Ming Shao	3/21/2024	RSUs	19,970	—	—	$3,193,782
W. Ming Shao	3/21/2024	PSUs	4,000	—	—	$1,228,508

(1)

Amount shown relates to RSUs and PSUs. The RSUs (i) will vest as to 25% of the original number of RSUs on the first anniversary of the date of grant and will vest as to an additional 25% on each anniversary thereafter until fully vested, unless earlier terminated in accordance with the terms of the 2023 Equity Plan and/or the applicable RSU agreement, (ii) provide for vesting in full in connection with a change in control event under specified conditions as set forth in the applicable RSU agreement, and (iii) are otherwise subject to such other terms and conditions as are set forth in the RSU

36	STRATEGY | 2025 Proxy Statement

agreement and the 2023 Equity Plan. Each PSU represents a contingent right to receive a number of shares of Class A Stock between 0% and 200% of the target number of units, with the percentage determined based on our relative TSR as compared to the TSR of members of the Nasdaq Composite Index over a three-year performance period (March 21, 2024 to March 20, 2027). Vesting is subject to certification by the Compensation Committee of the level of achievement of the performance goal and the participant’s continued service through that date. The PSUs are otherwise subject to such other terms and conditions as are set forth in the PSU agreement and the 2023 Equity Plan. The “target” number of PSUs is provided in this table.

(2)

Amounts shown relate to options to purchase shares of our Class A Stock granted under the 2023 Equity Plan. Each option (i) is not intended to qualify as an incentive stock option, (ii) expires on the tenth anniversary of the date of grant, (iii) will vest as to 25% of the original number of shares subject to the stock option on the first anniversary of the date of grant and vests as to an additional 25% on each anniversary thereafter until the option is vested in full, unless earlier terminated in accordance with the terms of the 2023 Equity Plan or the applicable option agreement, (iv) provides for vesting in full in connection with a change in control event under specified conditions as set forth in the applicable option agreement, and (v) is otherwise subject to such other terms and conditions as are set forth in the applicable option agreement and the 2023 Equity Plan.

(3)

Amounts calculated in accordance with FASB ASC Topic 718, “Compensation – Stock Compensation.” See Note 11 “Share-based Compensation” to the Company’s consolidated financial statements set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, for the assumptions made in determining grant date fair values. These amounts reflect the grant date fair values for the options and RSUs and are not intended to represent the value, if any, that has been or will be actually realized by the individual.

STRATEGY | 2025 Proxy Statement	37

Outstanding Equity Awards at 2024 Fiscal Year-end

The following table sets forth information concerning unexercised options and unvested RSUs and PSUs outstanding as of December 31, 2024, adjusted for the Stock Split, for each of the executive officers. All option awards, RSUs and PSUs were with respect to our Class A Stock.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price per Share ($)	Option Expiration Date	Number of RSUs that Have Not Vested (#)(2)	Market Value of RSUs that Have Not Vested ($)(3)	Number of PSUs that Have Not Vested (#)(4)	Market Value of PSUs that Have Not Vested ($)(5)
Michael J. Saylor	—	—	—	—	—	—	—	—
Phong Q. Le	351,162	—	15.16	11/22/2029	—	—	—	—
	300,000	100,000	69.123	2/23/2031	—	—	—	—
	200,000	200,000	40.46	2/17/2032	—	—	—	—
	300,000	300,000	23.125	9/13/2032	—	—	—	—
	—	26,730	159.929	3/21/2034	—	—	—	—
	—	—	—	—	35,760	10,356,811	—	—
	—	—	—	—	29,280	8,480,074	—	—
	—	—	—	—	—	—	95,370	55,242,119
	—	—	—	—	—	—	18,630	10,791,241
Andrew Kang	37,500	75,000	19.744	5/18/2032	—	—	—	—
	12,370	37,120	27.636	6/5/2033	—	—	—	—
	—	9,550	159.929	3/21/2034	—	—	—	—
	—	—	—	—	25,000	7,240,500	—	—
	—	—	—	—	12,780	3,701,344	—	—
	—	—	—	—	21,300	6,168,906	—	—
	—	—	—	—	—	—	34,060	19,728,914
	—	—	—	—	—	—	6,660	3,857,738
W. Ming Shao	150,000	50,000	69.123	2/23/2031	—	—	—	—
	100,000	100,000	40.46	2/17/2032	—	—	—	—
	50,000	100,000	17.50	11/10/2032	—	—	—	—
	—	5,730	159.929	3/21/2034	—	—	—	—
	—	—	—	—	11,500	3,330,630	—	—
	—	—	—	—	19,970	5,783,711	—	—
	—	—	—	—	—	—	30,650	17,753,706
	—	—	—	—	—	—	4,000	2,316,960

(1)

Each option (i) is not intended to qualify as an incentive stock option, (ii) has an exercise price per share equal to the closing sale price of our Class A Stock as quoted on Nasdaq on the grant date, (iii) expires on the tenth anniversary of the grant date, (iv) vested or will vest as to 25% of the original number of shares subject to the stock option on the first anniversary of the grant date and vests as to an additional 25% on each anniversary thereafter until the option is vested in full, unless earlier terminated in accordance with the terms of the 2013 Equity Plan, the 2023 Equity Plan or the applicable option agreement, (v) provides for vesting in full in connection with a change in control event under specified conditions as set forth in the applicable option agreement, and (vi) is otherwise subject to such other terms and conditions as are set forth in the applicable option agreement, the 2013 Equity Plan and the 2023 Equity Plan.

(2)

The RSUs (i) will vest as to 25% of the underlying shares on the first anniversary of the grant date and as to an additional 25% on each anniversary thereafter until the RSUs are vested in full, unless earlier terminated in accordance with the terms of the 2013 Equity Plan, the 2023 Equity Plan or the applicable RSU agreement, (ii) provides for vesting in full in connection with a change in control event under specified conditions as set forth in the applicable RSU agreement, and (iii) is otherwise subject to such other terms and conditions as are set forth in the applicable RSU agreement, the 2013 Equity Plan and the 2023 Equity Plan, as applicable.

(3)	The market value of the RSUs is based on the closing price of our Class A Stock on Nasdaq on December 31, 2024.

38	STRATEGY | 2025 Proxy Statement

(4)

Each PSU represents a contingent right to receive shares of Class A Stock of between 0% and 200% of the target number of units, with the percentage determined based on our relative TSR as compared to the TSR of members of the Nasdaq Composite Index over a three-year performance period. Vesting is subject to certification by the Compensation Committee of the level of achievement of the performance goal and the participant’s continued service through that date. The PSUs are otherwise subject to such other terms and conditions as are set forth in the PSU agreement and the 2023 Equity Plan. The “target” number of PSUs is provided in this table.

(5)

The market value of the PSUs is based on the closing price of our Class A Stock on Nasdaq on December 31, 2024, and assumes a payout factor of 200% based on our relative TSR compared to the TSR of the members of the Nasdaq Composite Index during the applicable periods.

Option Exercises and Stock Vested in 2024

The following table sets forth information concerning (i) the number of shares acquired and the value realized on exercise or transfer for value of stock options and (ii) the number of shares acquired, and the value realized on vesting of stock awards during the fiscal year ended December 31, 2024, by each of the executive officers.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael J. Saylor	4,000,000	363,497,489	—	—
Phong Q. Le	348,838	30,171,604	14,420	2,642,187
Andrew Kang	37,500	2,523,249	16,750	2,562,415
W. Ming Shao	175,000	22,530,877	6,330	1,428,848

Potential Payments Upon Termination or Change in Control

The options to purchase shares of our Class A Stock granted to the executive officers outstanding as of December 31, 2024 provide for vesting in full in connection with a change in control event if the executive officer is terminated without “cause” by the Company or resigns for “good reason,” in each case as defined in the applicable option agreement, within 12 months following the change in control event or if the acquiring company does not assume the options or substitute equivalent awards. If such a change in control event had occurred on December 31, 2024, and the specified conditions as set forth in the applicable option agreement were satisfied:

•

vesting of the options held by Mr. Le would have been accelerated with respect to (i) 100,000 shares granted in February 2021, representing a benefit of $22,049,700, based on the difference between $69.123, the exercise price per share of the option, and $289.62, the closing price of our Class A Stock on Nasdaq on December 31, 2024 (ii) 200,000 shares granted in February 2022, representing a benefit of $49,832,000, based on the difference between $40.46, the exercise price per share of the option, and $289.62, the closing price of our Class A Stock on Nasdaq on December 31, 2024, (iii) 300,000 shares granted in September 2022, representing a benefit of $79,948,500, based on the difference between $23.125, the exercise price per share of the option, and $289.62, the closing price of our Class A Stock on Nasdaq on December 31, 2024; and (iv) 26,730 shares granted in March 2024, representing a benefit of $3,466,640, based on the difference between $159.929, the exercise price per share of the option, and $289.62, the closing price of our Class A Stock on Nasdaq on December 31, 2024; no portion of the remaining options held by Mr. Le would have been subject to accelerated vesting because, with respect to the option granted in 2019, the remaining shares underlying such option were already fully vested as of December 31, 2024;

•

vesting of the options held by Mr. Kang would have been accelerated with respect to (i) 75,000 shares granted in May 2022, representing a benefit of $20,240,700, based on the difference between $19.744, the exercise price per share of the option, and $289.62, the closing price of our Class A Stock on Nasdaq on December 31, 2024, (ii) 37,120 shares granted in June 2023, representing a benefit of $9,724,846, based on the difference between $27.636, the exercise price per share of the option, and $289.62, the closing price of our Class A Stock on Nasdaq on December 31, 2024; and (iii) 9,550 shares granted in March 2024, representing a benefit of $1,238,549, based on the difference between $159.929, the exercise price per share of the option, and $289.62, the closing price of our Class A Stock on Nasdaq on December 31, 2024;

•

vesting of the options held by Mr. Shao would have been accelerated with respect to (i) 50,000 shares granted in February 2021, representing a benefit of $11,024,850, based on the difference between $69.123, the exercise price per share of the option, and $289.62, the closing price of our Class A Stock on Nasdaq on December 31, 2024;

STRATEGY | 2025 Proxy Statement	39

(ii) 100,000 shares granted in February 2022, representing a benefit of $24,916,000, based on the difference between $40.46, the exercise price per share of the option, and $289.62, the closing price of our Class A Stock on Nasdaq on December 31, 2024; (iii) 100,000 shares granted in November 2022, representing a benefit of $27,212,000, based on the difference between $17.50, the exercise price per share of the option, and $289.62, the closing price of our Class A Stock on Nasdaq on December 31, 2024; and (iv) 5,730 shares granted in March 2024, representing a benefit of $743,129, based on the difference between $159.929, the exercise price per share of the option, and $289.62, the closing price of our Class A Stock on Nasdaq on December 31, 2024.

As with the options, the RSUs granted to the executive officers outstanding as of December 31, 2024 provide for vesting in full in connection with a change in control event if the executive officer is terminated without “cause” by the Company or resigns for “good reason,” in each case as defined in the applicable RSU agreement, within 12 months following the change in control event or if the acquiring company does not assume the RSUs or substitute equivalent awards. If such a change in control event had occurred on December 31, 2024, and the specified conditions as set forth in the applicable RSU agreement were satisfied, (i) the vesting of the RSUs held by Mr. Le would have been accelerated with respect to 65,040 shares, representing a benefit of $18,836,885, (ii) the vesting of the RSUs held by Mr. Kang would have been accelerated with respect to 59,080 shares, representing a benefit of $17,110,750, and (iii) the vesting of the RSUs held by Mr. Shao would have been accelerated with respect to 31,470 shares representing a benefit of $9,114,341, in each case based on the $289.62 closing price of our Class A Stock on Nasdaq on December 31, 2024.

For PSUs, upon a change in control, achievement of the performance goal will be measured as of immediately prior to the closing of the change in control transaction, and the award will convert to a time-vested RSU for the remainder of the performance period, subject to acceleration on a qualifying termination (i.e., termination without cause or for good reason), in each case as described above in the “—Elements Used to Achieve 2024 Compensation Objectives—Equity Awards” section. If such events had occurred on December 31, 2024, (i) the vesting of the PSUs held by Mr. Le would have been accelerated with respect to 228,000 shares, representing a benefit of $66,033,360, (ii) the vesting of the PSUs held by Mr. Kang would have been accelerated with respect to 81,440 shares, representing a benefit of $23,586,653, and (iii) the vesting of the PSUs held by Mr. Shao would have been accelerated with respect to 69,300 shares representing a benefit of $20,070,666 in each case based on the $289.62 closing price of our Class A Stock on Nasdaq on December 31, 2024 and reflecting a payout factor of 200%.

In addition, under the offer letter he executed in connection with joining the Company, Mr. Kang is entitled to a severance payment in the event that his employment was terminated without cause, as defined in the offer letter, in an amount equal to twelve (12) months of base salary and an additional amount to be determined by the Company not to exceed his annual bonus potential prorated for the time he worked in that year up through his termination date, contingent on signing and not revoking a general release of claims against the Company. Assuming that the triggering event for such payment occurred on December 31, 2024, Mr. Kang would have been entitled to a severance payment of $640,000 (his base salary as of such date) plus an additional amount to be determined by the Company of up to $500,000 (his annual bonus potential for 2024).

40	STRATEGY | 2025 Proxy Statement

Director Compensation

Since our 2023 Annual Meeting, each non-employee or “outside” director is entitled to receive an annual retainer of $100,000 ($25,000 per quarter), which is not contingent on meeting attendance. Each outside director who is a member of the Audit Committee is also entitled to receive a quarterly fee of $10,000 (or $15,000 in the case of the Chair of the Audit Committee); provided that, in order to be eligible to receive the fee with respect to a fiscal quarter, the outside director must serve on the Audit Committee on the last day of such fiscal quarter. Each outside director who is a member of the Compensation Committee is also entitled to receive a quarterly fee of $5,000 (or $7,500 in the case of the Chair of the Compensation Committee); provided that, in order to be eligible to receive the fee with respect to a fiscal quarter, the outside director must serve on the Compensation Committee on the last day of such fiscal quarter. Outside directors are no longer eligible to receive additional retainers for additional delegated services. Further, in November 2024, the Board established the Nominating Committee, but no fees are paid for service on such committee.

Beginning in April 2021, outside directors have received all fees for their service on the Board in bitcoin instead of cash. At the time of payment, the fees are converted from U.S. dollars into bitcoin by the payment processor and then deposited into the digital wallet of the applicable outside director.

Additionally, pursuant to the 2023 Equity Plan, on May 31 of each year beginning in 2023, each non-employee director who is then serving as a non-employee director as of such date is automatically granted Awards with an aggregate fair value (calculated based on grant date fair value for financial reporting purposes) equal to $300,000, half of which ($150,000) consist of non-statutory stock options and half of which ($150,000) consist of RSUs. Each such Award vests on the first anniversary of the date of grant.

Furthermore, the Company’s stockholders approved an amendment to the 2023 Equity Plan on January 21, 2025, which provides that, beginning on December 20, 2024, each non-employee director who is newly appointed to the Board shall automatically receive, upon the date of such director’s initial appointment to the Board, equity awards having an aggregate fair value equal to $2,000,000, one-half of which ($1,000,000) will consist of a non-statutory stock option and one-half of which ($1,000,000) will consist of RSUs, with each award vesting annually in equal installments over four years.

From time to time, the Board may hold meetings and other related activities in various locations for which the Company pays for the expenses of outside directors and their guests (“Meeting Activities”). In addition, we may hold, host, or otherwise arrange parties, outings, or other similar entertainment events for which the Company pays for the expenses of outside directors and their guests (“Entertainment Events”). We may also request that outside directors participate in conferences, symposia, and other similar events or activities relating to our business for which the Company pays the expenses of outside directors and their guests (“Company-sponsored Activities” and collectively with Meeting Activities and Entertainment Events, “Strategy Activities”). Any employee director is also eligible to participate in Strategy Activities.

We are also authorized to make available, from time to time, for personal use by outside directors: tickets to sporting, charity, dining, entertainment, or similar events, as well as use of corporate suites, club memberships, or similar facilities that we may acquire; Company-owned vehicles and related driving services; the services of one or more drivers for vehicles other than Company-owned vehicles; and the Company’s Bombardier Global Express XRS aircraft (collectively with additional aircraft that we may lease or charter, the “Company Aircraft”). Outside directors may make personal use of Company Aircraft; provided that (a) all outside directors are invited by the Company to travel on the applicable flight and (b) such personal use is in connection with the outside director’s participation in one or more (1) Meeting Activities, (2) Entertainment Events to which all outside directors have been invited, or (3) Company-sponsored Activities. In addition, outside directors may make personal use of Company Aircraft on a “ride-along” basis. We also make available to outside directors certain medical, dental, and vision insurance plan benefits that we offer to our U.S. employees.

To the extent that any of the arrangements described above, other than fee compensation, result in imputed compensation to an outside director, we pay to (or withhold and pay to the appropriate taxing authority on behalf of) such outside director a tax gross-up in cash approximating his (i) federal and state income and payroll taxes on the taxable income associated with such arrangements, plus (ii) federal and state income and payroll taxes on the taxes that the outside director may incur as a result of the payment of taxes by us with respect to the imputed compensation, subject to the aggregate amount limitations described above in “Executive and Director Compensation—Compensation Discussion and Analysis,” if applicable.

STRATEGY | 2025 Proxy Statement	41

The following table sets forth information concerning the compensation of each of our non-employee directors for the fiscal year ended December 31, 2024. For more information regarding the compensation of our employee directors, Messrs. Saylor and Le, please see “Executive and Director Compensation—Executive Officer Compensation” above.

Name	Fees Earned or Paid in Bitcoin ($)	Equity Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Brian P. Brooks	25,000	—	—	25,000
Jane A. Dietze	25,000	—	—	25,000
Stephen X. Graham	210,000	299,400	7,600	517,000
Jarrod M. Patten	160,000	299,400	1,099	460,499
Leslie J. Rechan	160,000	299,400	12,980	472,380
Carl J. Rickertsen	170,000	299,400	7,486	476,886
Gregg J. Winiarski	25,000	—	—	25,000

(1)

Represents the aggregate grant date fair value of automatic annual grants made to Messrs. Graham, Patten, Rechan and Rickertsen on May 31, 2024, and in each case calculated in accordance with FASB ASC Topic 718, “Compensation—Stock Compensation.” Pursuant to the 2023 Equity Plan, in May 2024, we granted to each of Messrs. Graham, Patten, Rechan and Rickertsen 980 RSUs and options to purchase 1,390 shares of our Class A Stock, as adjusted for the stock split. The amounts reflect the grant date fair value for these awards and are not intended to represent the value, if any, that has been or will be actually realized by the individual. See Note 11 “Share-based Compensation” to the Company’s consolidated financial statements set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, for the assumptions made in determining grant date fair value for these awards. Additionally, pursuant to the 2023 Equity Plan, in December 2024, we granted to each of Ms. Dietze and Messrs. Brooks and Winiarski options to purchase 3,709 shares of our Class A Stock and 2,745 RSUs, equating to grants to each newly appointed director with an aggregate fair value of $2,000,000 as of the date of appointment (split evenly between RSUs and options). The RSUs and stock options vest in equal annual installments over four years. These grants were made subject to stockholder approval of an amendment to the 2023 Plan. The amendment to the 2023 Equity Plan was approved by the Company’s stockholders in January 21, 2025, at which point the grants became effective. These new director grants are not reflected in this table (or the table below) because they were not deemed to have been “granted” for accounting purposes until stockholder approval was obtained on January 21, 2025. As of December 31, 2024, our non-employee directors held the following shares of our Class A Stock and the following number of outstanding options to purchase shares of our Class A Stock:

Name	Shares of Class A Stock		Outstanding Options (a)	Unvested RSUs(b)

Brian P. Brooks	—		—	—

Jane A. Dietze	—		—	—

Stephen X. Graham	6,970		259,000	980

Jarrod M. Patten	4,970		409,000	980

Leslie J. Rechan	24,970	(c)	181,500	980

Carl J. Rickertsen	—		38,890	980

Gregg J. Winiarski	—		—	—

(a)

Each option (i) is not intended to qualify as an incentive stock option, (ii) has an exercise price per share equal to the closing sale price of our Class A Stock as quoted on Nasdaq on the grant date, (iii) expires on the tenth anniversary of the grant date, and (iv) provides for vesting in full in connection with a change in control event under specified conditions as set forth in the applicable option agreement. Stock options granted prior to May 2023 vested or will vest as to 25% of the original number of shares subject to the stock option on the first anniversary of the grant date and vests as to an additional 25% on each anniversary thereafter until the option is vested in full, unless earlier terminated in accordance with the terms of the 2013 Equity Plan or the applicable option agreement, and are otherwise subject to such other terms and conditions as are set forth in the applicable option agreement and the 2013 Equity Plan. Stock options granted in May 2023 vested, and stock options granted in 2024 will vest, as to 100% of the original number of shares subject to the stock option on the first anniversary of the grant date, unless (in the case of the stock options granted in 2024) earlier terminated in accordance with the terms of the 2023 Equity Plan or the applicable option agreement, and are otherwise subject to such other terms and conditions as are set forth in the applicable option agreement and the 2023 Equity Plan.

(b)

Each RSU vests as to 100% on the first anniversary of the grant date, unless earlier terminated in accordance with the terms of the 2023 Equity Plan or the applicable RSU agreement, and is otherwise subject to such other terms and conditions as are set forth in the applicable RSU agreement and the 2023 Equity Plan. The RSU agreement provides for vesting in full in connection with a change in control event under specified conditions as set forth in the applicable RSU agreement.

(c)

Includes 20,000 shares of Class A Stock held by Mr. Rechan indirectly through a trust, of which Mr. Rechan and his five children are beneficiaries and for which Mr. Rechan and two of his children serve as trustees.

(2)

All Other Compensation includes the value of perquisites and other personal benefits for the director, as well as tax gross-ups paid to the applicable director for the fiscal year, but does not include perquisites and other personal benefits for the director if the total value of all perquisites and other personal benefits for such director in a given fiscal year was less than $10,000. For the fiscal year ended December 31, 2024, the figures shown in this column represent only tax gross-ups paid to the applicable director for the fiscal year. Personal use of the Company Aircraft by Messrs. Patten and Rickertsen resulted in no aggregate incremental cost to the Company.

42	STRATEGY | 2025 Proxy Statement

Equity Compensation Plan Information

The following table provides information as of December 31, 2024, about our Class A Stock authorized for issuance under our 2013 Equity Plan, 2023 Equity Plan and our 2021 Employee Stock Purchase Plan (the “2021 ESPP”), which were our only equity compensation plans in effect as of December 31, 2024. The below table does not take into account the grant of equity awards with respect to an aggregate of 19,362 shares of Class A stock to Brian Brooks, Jane Dietze and Gregg Winiarski in connection with their initial appointment to the Board, which grants as of December 31, 2024 were subject to stockholder approval and adoption of an amendment to the 2023 Equity Plan, which was subsequently approved in January 2025.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (#)	Weighted average exercise price of outstanding options, warrants, and rights ($/Sh)	Number of securities remaining available for future issuance under equity compensation plans (#)

Equity compensation plans approved by stockholders	6,800,572	$38.56(1)	3,110,942(2)

Equity compensation plans not approved by stockholders	—	—	—

Total	6,800,572	$38.56(1)	3,110,942(2)

(1)

Represents the weighted-average exercise price of 4,956,022 options, 1,230,672 RSUs, and 613,878 PSUs (which is the maximum shares issuable upon vesting of the 306,939 PSUs granted under the 2023 Equity Plan) issued under our 2013 Equity Plan and 2023 Equity Plan. The weighted-average exercise price of the options is $38.56. The RSUs and PSUs do not have an exercise price.

(2)

Consists of 2,608,540 shares remaining available for issuance under the 2023 Equity Plan and 502,402 shares remaining available for issuance under the 2021 ESPP. This number excludes 25,998 shares that were issued at the end of the ESPP purchase period, which began on September 1, 2024, and ended on February 28, 2025, after the end of our 2024 fiscal year. Shares available for issuance under the 2023 Equity Plan may be issued pursuant to options, stock appreciation rights, restricted stock, RSUs, PSUs and other stock-based awards.

STRATEGY | 2025 Proxy Statement	43

Pay Versus Performance
As discussed in “Executive and Director Compensation—Compensation Discussion and Analysis,” the goal of our compensation program for our executive officers is the same as our goal for operating the Company—to create long-term value for our stockholders. The following tables and related disclosures provide information about (i) the “total compensation” of our principal executive officers (the “PEOs”) and our other named executive officers (the
“Non-PEO
Named Executive Officers”) as presented in the Summary Compensation Table on page 35 (the “SCT Amounts”), (ii) the “compensation actually paid” to our PEOs and our
Non-PEO
Named Executive Officers, as calculated pursuant to the SEC’s pay-versus-performance
rules (the “CAP Amounts”), (iii) certain financial performance measures, and (iv) the relationship of the CAP Amounts to those financial performance measures.
This disclosure has been prepared in accordance with Item 402(v) of Regulation
S-K
under the
Exchange
Act and does not necessarily reflect value actually realized by the executives or how our Compensation Committee or President & CEO, as applicable, make compensation decisions in light of Company or individual performance. For discussion of how our Compensation Committee and the President & CEO, as applicable, make compensation decisions, please see “Executive and Director Compensation—Compensation Discussion and Analysis.”
Pay Versus Performance

Year	Summary Compen- sation Table Total for First PEO (Saylor) (1) ($)	Summary Compen- sation Table Total for Second PEO (Le) (1) ($)	Compen- sation Actually Paid to First PEO (Saylor) (2) ($)	Compen- sation Actually Paid to Second PEO (Le) (2) ($)	Average Summary Compen- sation Table Total for Non-PEO Named Executive Officers (3) ($)	Average Compen- sation Actually Paid to Non-PEO Named Executive Officers (2) ($)	Value of Initial Fixed $100 Investment Based on:		Net Income (Loss) ($) (in thousands) (6)	Non-GAAP Adjusted Income from Operations ($) (in thousands) (6)
							Total Shareholder Return (4) ($)	Peer Group Total Shareholder Return (5) ($)
2024	N/A	15,736,147	N/A	173,579,049	4,959,596	44,265,959	2,029	301	(1,166,661)	14,008
2023	N/A	8,028,255	N/A	63,649,217	2,420,954	10,435,349	443	221	429,121	70,375
2022	670,812	20,174,360	670,812	(15,836,288)	6,282,443	(1,983,026)	99	133	(1,469,797)	74,163
2021	2,780,241	N/A	2,780,241	N/A	12,152,910	27,803,878	382	207	(535,480)	90,220
2020	407,160	N/A	407,160	N/A	1,308,109	11,094,471	272	150	(7,524)	68,226

(1)
Mr. Saylor (our “First PEO”) served as our PEO in 2020, 2021 and until August 7, 2022. Mr. Le (our “Second PEO”) is the current PEO and has served as our PEO since August 8, 2022. The amounts reported under Summary Compensation Table Total for First PEO and Summary Compensation Table Total for Second PEO reflect the total compensation amounts reported in the “Summary Compensation Table” for our First PEO and our Second PEO, respectively, for each respective year in which such individual served as PEO for any portion of the year.

(2)
The following table describes the adjustments, each of which is prescribed by SEC rule, to calculate the CAP Amounts from the SCT Amounts. The SCT Amounts and the CAP Amounts do not reflect the actual amounts of compensation earned by or paid to the executives during the applicable years, but rather are amounts determined in accordance with Item 402 of Regulation
S-K
under the Exchange Act.

44	STRATEGY | 2025 Proxy Statement

Adjustments	2024		2023		2022			2021		2020
	PEO ($)	Non-PEO Named Executive Officers * ($)	PEO ($)	Non-PEO Named Executive Officers * ($)	First PEO ($)	Second PEO ($)	Non-PEO Named Executive Officers * ($)	PEO ($)	Non-PEO Named Executive Officers * ($)	PEO ($)	Non-PEO Named Executive Officers * ($)
SCT Total Compensation	15,736,147	4,959,596	8,028,255	2,420,954	670,812	20,174,360	6,282,443	2,780,241	12,152,910	407,160	1,308,109
Adjustments for stock and option awards
Less: Aggregate value for stock awards and option awards included in SCT Amounts for the covered fiscal year	(13,383,342)	(3,859,026)	(5,954,383)	(1,544,782)	—	(18,324,800)	(5,204,525)	—	(10,158,133)	—	(144,203)
Plus: Fair value at year end of awards granted during the covered fiscal year that were outstanding and unvested at the covered fiscal year end	25,445,612	7,218,919	14,378,619	3,063,917	—	8,087,752	2,363,133	—	6,768,250	—	291,412
Year-over-year change in fair value at covered fiscal year end of awards granted in any prior fiscal year that were outstanding and unvested at the covered fiscal year end	131,395,181	30,507,100	35,805,915	5,448,715	—	(14,730,642)	(3,518,449)	—	6,072,885	—	9,894,279
Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during the covered fiscal year	14,385,451	5,439,370	11,390,811	1,481,456	—	(11,042,958)	(1,905,628)	—	12,967,966	—	424,806
Less: Fair value at end of prior fiscal year of awards granted in any prior fiscal year that failed to meet the applicable vesting conditions during the covered fiscal year	—	—	—	(434,911)	—	—	—	—	—	—	(679,932)
CAP Amounts (as calculated)	173,579,049	44,265,959	63,649,217	10,435,349	670,812	(15,836,288)	(1,983,026)	2,780,241	27,803,878	407,160	11,094,471

*	Amounts presented are averages for the entire group of Non-PEO Named Executive Officers in each respective year.

Stock option grant date fair values were calculated based on the Black-Scholes valuation model as of the grant date. The calculations of stock option fair values as of each measurement date were made using the Black-Scholes valuation model, using the stock price as of the measurement date with updated assumptions (i.e., expected term, volatility, and risk free rates) as of the measurement date. In updating the expected term assumptions as of each measurement date, we considered the passage of time, exercise history, and
“in-the-money”
status of awards (i.e. how much the award’s exercise price was above or below the market price of the underlying class A common stock issuable upon exercise of such award) and adjusted the expected term, as applicable. RSU grant date fair values were calculated using the stock price as of the grant date. RSU fair values as of year-end
and as of each date of vesting were calculated using the stock price as of the applicable date. All of our PSUs include a market condition such that vesting is subject to the Company’s achievement of a relative total shareholder return performance goal over a three-year performance period. The number of PSUs that will vest will be based on the percentile ranking of the Company’s TSR over the three-year performance period as compared to the TSR of the members of the Nasdaq Composite Index over the same period, with the payout factor ranging from 0% to 200% of the number of PSUs granted. The PSU grant date fair values were calculated using a Monte Carlo simulation as of the grant date. The calculations of unvested PSU fair values as of year-end
were made using a Monte Carlo simulation, using the stock price as of year-end
with updated assumptions (i.e., expected term, volatility, risk free rates, actual TSR from date of grant to year-end)
as of the measurement date.

STRATEGY | 2025 Proxy Statement	45

(3)
The amounts reported under Average Summary Compensation Table Total for
Non-PEO
Named Executive Officers reflect the average of the total compensation amounts reported in the “Summary Compensation Table” for the
Non-PEO
Named Executive Officers for each respective year. The
Non-PEO
Named Executive Officers were:

•	For 2024, Messrs. Saylor, Kang, and Shao;

•	For 2023, Messrs. Saylor, Adkisson, Kang, and Shao;

•	For 2022, Messrs. Adkisson, Kang, Lang, and Shao;

•	For 2021, Messrs. Lang, Le, and Shao;

•	For 2020, Ms. Mayr and Messrs. Lang, Le, and Shao.

(4)
For the fiscal years ended December 31, 2024, 2023, 2022, 2021, and 2020 represents the cumulative total shareholder return (“TSR”) of our Class A Stock (“Strategy TSR”) for the measurement periods beginning as of market close on December 31, 2019 and ending on December 31, 2024, 2023, 2022, 2021 and 2020, respectively.

(5)
For the fiscal years ended December 31, 2024, 2023, 2022, 2021 and 2020, represents the cumulative TSR of the Nasdaq Computer Index (“Peer Group TSR”) for the measurement periods beginning as of market close on December 31, 2019 and ending on December 31 of each of 2024, 2023, 2022, 2021, and 2020, respectively. The Nasdaq Computer Index is the peer group used by the Company for purposes of Item 201(e) of Regulation
S-K
under the Exchange Act in the Company’s Annual Report on Form
10-K
for the fiscal year ended December 31, 2024.

(6)
Reflects “Net Income (Loss)” for the fiscal years ended December 31, 2024, 2023, and 2022 included in the Company’s Consolidated Statements of Operations included in the Company’s Annual Report on Form
10-K
for the fiscal year ended December 31, 2024, and “
Net
Income (Loss)” for the fiscal years ended December 31, 2021 and 2020 included in the Company’s Consolidated Statements of Operations included in the Company’s Annual Report on Form
10-K
for the fiscal year ended December 31, 2022.

(7)	Non-GAAP Adjusted Income from Operations is a non-GAAP financial measure calculated by adjusting loss from operations to exclude digital asset impairment losses and share-based compensation expense.
The following table lists the six financial and
non-financial
performance measures that, in our assessment, represent the most important performance measures that our Compensation Committee and President & CEO, as applicable, assessed to link the CAP Amounts for our named executive officers for 2024 (our most recently completed fiscal year), to Company performance.

Measure	Nature	Explanation

Revenue	Financial Measure	Revenue generated by our business intelligence operating strategy in 2024

Current Subscription Billings	Financial Measure	A non-GAAP financial measure calculated as the sum of subscription services revenues and change in current deferred subscriptions services revenues

Non-GAAP Adjusted Income from Operations	Financial Measure	A non-GAAP financial measure calculated by adjusting loss from operations to exclude digital asset impairment losses and share-based compensation expense.

Non-GAAP Operating Margin	Financial Measure	The ratio of Non-GAAP Adjusted Income from Operations to Total Revenue

Total Stockholder Return	Financial Measure	Total returns on an investment in shares of Class A Stock

Bitcoin-Related Initiatives	Non-Financial Measure	Subjective evaluation of the effectiveness of the execution of our strategy to acquire and hold bitcoin to create shareholder value.

46	STRATEGY | 2025 Proxy Statement

The following charts show graphically the relationships over the past four years of the
CAP
Amounts for our PEOs and
Non-PEO
Named Executive Officers as compared to Strategy TSR, Net Income (Loss), and
Non-GAAP
Adjusted Income from Operations, as well as the relationship between Strategy TSR and Peer Group TSR:

For each of the fiscal years shown, we believe the CAP Amounts for our PEO(s) and
Non-PEO
Named Executive Officers were consistent with the changes in Strategy TSR. Net Income (Loss) between the fiscal years ended December 31, 2021 and 2024 was not a performance measure we used to link compensation actually paid to our named executive officers to Company performance, and as a result, CAP amounts for our PEO(s) and
Non-PEO
Named Executive Officers were not correlated to our Net Income (Loss) during such period.

STRATEGY | 2025 Proxy Statement	47

CEO Pay Ratio

Pursuant to applicable SEC rules, set forth below is the ratio of the total annual compensation of our CEO as of December 31, 2024 to the median of the total annual compensation of our employees (excluding our CEO) for 2024. The ratio below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

We selected the median employee from the group of 1,546 U.S. and non-U.S., full-time, part-time, temporary, and seasonal workers who were employed as of December 31, 2024 (the “Employee Pool”). The Employee Pool did not include Phong Q. Le, who served as our CEO as of December 31, 2024, or third-party consultants and contractors. In identifying our median employee, we calculated the total annual compensation of each employee for the year ended December 31, 2024, using internal payroll and human resources records. Compensation calculated in foreign currency was converted into U.S. dollars using fixed foreign exchange rates set by our finance department.

As disclosed in the Summary Compensation Table on page 35, the total compensation for Mr. Le in 2024, as determined under Item 402 of Regulation S-K, was $15,736,147. The total compensation for our median employee in 2024, as determined under Item 402 of Regulation S-K, was $91,502. Based on the foregoing, for 2024, we estimate the ratio of our CEO’s total annual compensation to our median employee’s total annual compensation to be 172 to 1. Given the different methodologies that companies use in estimating their pay ratios, our estimated pay ratio set forth above should not be used as a basis for comparing companies.

48	STRATEGY | 2025 Proxy Statement

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2024, and discussed them with management and the Company’s independent registered public accounting firm, KPMG LLP (“KPMG”).

The Audit Committee has discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. The Audit Committee has also received and reviewed the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence and has discussed with KPMG its independence from the Company.

Based on the review and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

By the Audit Committee of the Board of Directors of MicroStrategy Incorporated d/b/a Strategy.

Stephen X. Graham
Jarrod M. Patten
Carl J. Rickertsen

STRATEGY | 2025 Proxy Statement	49

PROPOSAL 2—RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025

The Audit Committee has selected KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, and the Board has submitted the Audit Committee’s selection of KPMG to the stockholders for ratification. Although stockholder approval of the selection of KPMG is not required by law, the Company believes that it is advisable to give stockholders an opportunity to ratify this selection. If this Proposal 2 is not approved at the Annual Meeting, the Audit Committee may reconsider its selection of KPMG.

Representatives of KPMG are expected to attend the virtual Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

The Board Recommends a Vote “FOR” the Ratification of the Selection of KPMG.	✔

50	STRATEGY | 2025 Proxy Statement

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

Fees and Services

Aggregate fees for professional services rendered by KPMG to us for work performed during and related to the fiscal years ended December 31, 2024, and 2023 are summarized in the table below.

	Year Ended December 31,
Fee Category	2024 ($)	2023 ($)

Audit Fees	4,588,393	3,190,428

Total Fees	4,588,393	3,190,428

Audit Fees. This category includes fees for professional services rendered for the audits of our consolidated financial statements, including the integrated audit of internal controls over financial reporting, assistance with review of documents filed with the SEC, services performed in connection with the issuance of comfort letters and consents, and statutory audits.

KPMG did not provide any audit-related, tax or other services to us during either of the periods presented.

Audit Committee Pre-approval Policies and Procedures

During the fiscal years ended December 31, 2024, and 2023, the Audit Committee pre-approved all services (audit and non-audit) provided to Strategy by our independent registered public accounting firm. In situations where a matter cannot wait until a full Audit Committee meeting, the Chair of the Audit Committee has authority to consider and, if appropriate, approve audit and non-audit services. Any decision by the Chair of the Audit Committee to pre-approve services must be presented to the full Audit Committee at its next scheduled quarterly meeting. The Audit Committee requires us to make required disclosure in our SEC periodic reports relating to the approval by the Audit Committee of audit and non-audit services to be performed by the independent registered public accounting firm and the fees paid by us for such services. All fees related to services performed by KPMG during the fiscal years ended December 31, 2024, and 2023, respectively, were approved by the Audit Committee.

STRATEGY | 2025 Proxy Statement	51

OTHER MATTERS

The Board does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote or otherwise act in accordance with their judgment on such matters.

By Order of the Board of Directors,

W. Ming Shao
Executive Vice President, General Counsel and Secretary

April 28, 2025

The Board hopes that stockholders will attend the Annual Meeting. Whether or not you plan to attend, to help ensure representation of your shares at the Annual Meeting, you are urged to submit your voting instructions over the telephone or on the Internet or, if you received a printed copy of the proxy materials, by completing, signing, dating, and returning your proxy card or voting instruction form. Submitting voting instructions or a proxy card will not prevent you from attending the Annual Meeting and voting online during the Annual Meeting.

52	STRATEGY | 2025 Proxy Statement

Strategy₿

MicroStrategy Incorporated d/b/a Strategy
1850 Towers Crescent Plaza | Tysons Corner, VA 22182 | Copyright ©2025. All Rights Reserved.
strategy.com | strategysoftware.com

Strategy SCAN TO VIEW MATERIALS & VOTE MICROSTRATEGY INCORPORATED d/b/a STRATEGY ATTN: GENERAL COUNSEL 1850 TOWERS CRESCENT PLAZA TYSONS CORNER, VA 22182 VOTE BY INTERNET Before the Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on June 11, 2025. Have your Proxy Card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During the Meeting - Go to www.virtualshareholdermeeting.com/MSTR2025 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on June 11, 2025. Have your Proxy Card in hand when you call and then follow the instructions. VOTE BY MAIL Please fill in, date, and sign your Proxy Card and return it in the postage-paid envelope we have provided by June 11 2025 or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V74409-P32098 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. MICROSTRATEGY INCORPORATED d/b/a STRATEGY The Board of Directors recommends you vote FOR each of the following nominees: Withhold For All Nominees Authority For All Nominees For All Except 1. To elect the following eight (8) directors for the next year. Nominees: 01) Michael J. Saylor 02) Phong Q. Le 03) Brian P. Brooks 04) Jane A. Dietze 05) Stephen X. Graham 06) Jarrod M. Patten 07) Carl J. Rickertsen 08) Gregg J. Winiarski The Board of Directors recommends you vote FOR the following proposal: To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 2. To ratify the selection of KPMG LLP as Strategy’s independent registered public accounting firm for the fiscal year ending December 31, 2025. For Against Abstain Please sign exactly as your name or names appear(s) on this Proxy Card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Notice of Internet Availability of Proxy Materials: The Annual Report and Notice of Meeting & Proxy Statement are available at www.proxyvote.com. V74410-P32098 MICROSTRATEGY INCORPORATED d/b/a STRATEGY Proxy for the Annual Meeting of Stockholders to be held on Thursday, June 12, 2025 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY The undersigned, revoking all prior proxies, hereby appoint(s) Michael J. Saylor and W. Ming Shao, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of stock of MicroStrategy Incorporated d/b/a STRATEGY (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held exclusively via live webcast at www.virtualshareholdermeeting.com/MSTR2025, on Thursday, June 12, 2025 at 10:00 a.m., Eastern Daylight Time, and at any adjournment thereof (the “Meeting”). In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting. This proxy, when properly delivered, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted “FOR ALL NOMINEES” with respect to Proposal 1, and “FOR” with respect to Proposal 2. This proxy may be revoked by the undersigned at any time before its exercise by delivery of written revocation or a subsequently dated Proxy Card to the Secretary of the Company or by voting electronically during the Meeting. Continued and to be signed on reverse side